EXHIBIT 2.1

GIBSON, DUNN & CRUTCHER LLP
Michael A. Rosenthal (MR-7006)
Matthew K. Kelsey (MK-3137)
200 Park Avenue
New York, New York 10166-0193
Telephone: (212) 351-4000
Facsimile: (212) 351-4035

Attorneys for the Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------- IN RE: TBS Shipping Services Inc., et al., Debtors. ---------------------------------------------------------------	x : : : : : : : : : x	Chapter 11 Case No. 12-22224 (RDD) Jointly Administered

JOINT PREPACKAGED PLAN OF REORGANIZATION FOR THE

DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

(WITH TECHNICAL MODIFICATIONS)

Dated:  New York, New York
 March 2, 2012

TABLE OF CONTENTS

INTRODUCTION		1
I. DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME		1
1.1	Definitions.	1
1.2	Rules of Construction.	1
1.3	Computation of Time.	2
II. TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND PROFESSIONAL COMPENSATION CLAIMS AGAINST THE DEBTORS		2
2.1	Administrative Expense Claims.	2
2.2	Professional Compensation Claims.	2
2.3	Priority Tax Claims.	2
2.4	U.S. Trustee Fees.	3
2.5	DIP Facility Claims.	3
2.6	Credit Suisse DIP Facility Claims.	3

III. CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN DEBTORS		3
3.1	Classification of Claims.	3
3.2	Classes.	4
3.3	Effect of Non-Voting; Modifications.	5
IV. TREATMENT OF CLAIMS AND INTERESTS AND DESIGNATION WITH RESPECT TO IMPAIRMENT		5
4.1	Treatment of Classes 1(1)-(73): Other Priority Claims.	5
4.2	Treatment of Classes 2(1)-(73): Other Secured Claims.	5
4.3	Treatment of Classes 3(1), (2), (3), and (61)-(67): DVB Syndicate Claims.	5
4.4	Treatment of Classes 4(1)-(60): BOA Syndicate Claims.	6
4.5	Treatment of Classes 5(1), (2), (68), and (69): Credit Suisse Claims.	6
4.6	Treatment of Classes 6(1)-(3), and (70)-(73): AIG Claims.	7
4.7	Treatment of Classes 7(1)-(2): RBS Syndicate Claims.	7
4.8	Treatment of Classes 8(1)-(73): General Unsecured Claims.	7
4.9	Treatment of Classes 9(1)-(73): Intercompany Claims.	8
4.1	Treatment of Classes 10(1)-(73): Subordinated Claims.	8
4.11	Treatment of Classes 11(1)-(73): Interests.	8
V. PROVISIONS REGARDING VOTING, EFFECT OF REJECTION BY IMPAIRED CLASSES, AND CONSEQUENCES OF NON-CONFIRMABILITY		9
5.1	Voting Rights.	9
5.2	Acceptance Requirements.	9
5.3	Cram Down.	9
5.4	Global Enterprise/Tabulation of the Votes.	10
5.5	Non-Confirmability.	10
VI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES		10
6.1	Assumption and Rejection of Contracts and Unexpired Leases.	10
6.2	Claims Based on Rejection of Executory Contracts or Unexpired Leases.	11
6.3	Cure of Defaults.	11
6.4	Contracts and Leases Entered into after the Petition Date.	12
6.5	Modifications, Amendments, Supplements, Restatements, or Other Agreements.	12
6.6	Reservation of Rights.	12
VII. MEANS OF IMPLEMENTATION OF THE PLAN		12
7.1	General Settlement of Claims.	12
7.2	Sources of Consideration for Plan Distributions.	13
7.3	Rule 2004 Examinations.	14
7.4	Continued Existence.	14
7.5	Revesting of Assets.	14
7.6	Implementation Transactions.	14
7.7	Cancellation of Securities and Agreements.	15
7.8	Reorganized Debtors.	16
7.9	Post Effective Date Management.	16
7.1	Directors and Officers of the Reorganized Debtors.	16
7.11	New Articles of Association and New Bylaws of the Reorganized Debtors.	16
7.12	Employment, Retirement, Indemnification, and Other Related Agreements.	16
7.13	Effectuating Documents; Further Transactions.	17
7.14	Entity Action.	17
7.15	Section 1146 Exemption.	17
7.16	Preservation of Causes of Action.	18
7.17	Nonoccurrence of Effective Date.	18
VIII. METHOD OF DISTRIBUTIONS UNDER THE PLAN AND CLAIMS RECONCILIATION		19
8.1	Distributions.	19
8.2	Distribution Record Date.	19
8.3	Cash Payments.	19
8.4	Delivery of Distributions.	19
8.5	Minimum Cash Distributions.	19
8.6	Withholding Taxes.	19
8.7	Unclaimed Property.	20
8.8	Disputed Claims.	20
8.9	Objections to Claims.	20
8.1	Compromises and Settlements.	20
8.11	Reservation of Debtors’ Rights.	20
8.12	No Distributions Pending Allowance.	20
8.13	No Postpetition Interest on Claims.	21
8.14	Claims Paid or Payable by Third Parties.	21
8.15	Effect of Acceptance of Distribution.	21
IX. EFFECT OF CONFIRMATION OF PLAN		21
9.1	Discharge.	21
9.2	Releases.	22
9.3	No Successor Liability.	25
9.4	Release of Liens.	25
9.5	Term of Injunctions.	25
9.6	Binding Effect.	26
9.7	Dissolution of the Committee.	26
9.8	Post-Confirmation Date Retention of Professionals.	26
9.9	Survival of Certain Indemnification Obligations.	26
X. EFFECTIVENESS OF THE PLAN		26
10.1	Conditions Precedent.	26
10.2	Effect of Failure of Conditions.	28
XI. RETENTION OF JURISDICTION		28
11.1	Bankruptcy Court.	28
XII. MISCELLANEOUS PROVISIONS		30
12.1	Plan Supplement.	30
12.2	Exemption for Registration Requirements.	31
12.3	Statutory Fees.	31
12.4	Third Party Agreements.	31
12.5	Amendment or Modification of Plan.	31
12.6	Severability.	31
12.7	Revocation or Withdrawal of Plan.	32
12.8	Rules Governing Conflicts Between Documents.	32
12.9	Governing Law.	32
12.1	Notices.	32
12.11	Interest and Attorneys’ Fees.	33
12.12	Binding Effect.	33
12.13	No Admissions.	33
12.14	Exhibits.	33
APPENDIX A – list of affiliated debtors		35
APPENDIX B – uniform glossary of terms		38
APPENDIX C – list of classes		39

INTRODUCTION

TBS Shipping Services Inc. and the affiliated Debtors listed on Appendix A attached hereto, as debtors and debtors in possession (collectively, the “Debtors”), respectfully propose the following Joint Prepackaged Plan of Reorganization pursuant to section 1121(a) of the Bankruptcy Code for the resolution of outstanding Claims against and Interests in each of the Debtors (the “Plan”).

Reference is made to the Disclosure Statement with respect to the Plan, distributed contemporaneously herewith, for a discussion of the Debtors’ history, businesses, properties, operations, and risk factors, and a summary and analysis of the Plan and certain related matters.  Subject to the restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors respectfully reserve the right to alter, amend, modify, revoke, or withdraw the Plan in the manner set forth herein prior to consummation of the Plan.  The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

THIS PLAN SHOULD BE CONSIDERED ONLY IN CONJUNCTION WITH THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED HEREWITH.  THE DISCLOSURE STATEMENT IS INTENDED TO PROVIDE YOU WITH THE INFORMATION THAT YOU NEED TO MAKE AN INFORMED JUDGMENT WHETHER TO ACCEPT OR REJECT THIS PLAN.

I.

DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

1.1 Definitions.
  As used in the Plan, capitalized terms not otherwise defined herein shall have the meanings specified in Appendix B.  Unless the context otherwise requires, any capitalized term used and not defined in the Plan, but that is defined in the Bankruptcy Code, shall have the meaning assigned to that term in the Bankruptcy Code.

1.2 Rules of Construction.
  For purposes of the Plan, unless otherwise provided herein:  (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement, whether existing or contemplated, or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (b) unless otherwise specified, all references in the Plan to the Introduction, Articles, Sections, and Exhibits are references to the Introduction, Articles, Sections, and Exhibits of or to the Plan, as the same may be amended, waived, or modified from time to time; (c) captions and headings to Articles and Sections are intended for convenience of reference only and are not intended to be part of or to affect interpretation of the Plan; (d) the words “herein,” “hereof,” “hereunder,” “hereto,” and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) whenever it appears appropriate from the context, each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter; and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

1.3 Computation of Time.
  In computing time prescribed or allowed by the Plan, unless otherwise expressly provided, Bankruptcy Rule 9006(a) shall apply.

II.

TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND PROFESSIONAL COMPENSATION CLAIMS AGAINST THE DEBTORS

2.1 Administrative Expense Claims.
  Other than in respect of Professional Compensation Claims (which shall be treated pursuant to Section 2.2 hereof), on the later of (a) the Effective Date or (b) if an Administrative Expense Claim is not Allowed as of the Effective Date, 30 days after the date on which such Administrative Expense Claim becomes Allowed, the Debtors shall either (i) pay to each Holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Administrative Expense Claim in accordance with such other terms that the Debtors and such Holder shall have agreed upon; provided, however, that such agreed-upon treatment shall not be more favorable than the treatment provided in clause (i).  Other than with respect to Professional Compensation Claims and Cure Claims, notwithstanding anything in the Plan to the contrary, if an Administrative Expense Claim arises (x) based on liabilities incurred in, or to be paid in, the ordinary course of business during the Postpetition Period or (y) pursuant to an Executory Contract or Unexpired Lease, the Holder of such Administrative Expense Claim shall be paid in Cash by the applicable Debtor (or after the Effective Date, by the applicable Reorganized Debtor) pursuant to the terms and conditions of the particular transaction and/or agreement giving rise to such Administrative Expense Claim without the need or requirement for the Holder of such Administrative Expense Claim to file a motion, application, claim, or request for allowance or payment of an Administrative Expense Claim with the Bankruptcy Court.

2.2 Professional Compensation Claims.
  Notwithstanding any other provision of the Plan dealing with Administrative Expense Claims, any Person asserting a Professional Compensation Claim shall, no later than 45 days after the Confirmation Date, file a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date.  To the extent that such an application is granted by the Bankruptcy Court, the requesting Person shall receive: (a) payment of Cash in an amount equal to the amount Allowed by the Bankruptcy Court less all interim compensation paid to such Professional during the Chapter 11 Cases, such payment to be made within the later of (i) the Effective Date or (ii) three Business Days after the order granting such Person’s final fee application becomes a Final Order; or (b) payment on such other terms as may be mutually agreed upon by the Holder of the Professional Compensation Claim and the Reorganized Debtors (but in no event shall the payment exceed the amount Allowed by the Bankruptcy Court less all interim compensation paid to such Professional during the Chapter 11 Cases).  All Professional Compensation Claims for services rendered after the Confirmation Date shall be paid by the Reorganized Debtors (or the Debtors prior to the Effective Date) upon receipt of an invoice therefor, or on such other terms as the Reorganized Debtors (or the Debtors prior to the Effective Date) and the Professional may agree, without the requirement of any order of the Bankruptcy Court.

2.3 Priority Tax Claims.
  Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code, or at the Debtors’ election upon notice to the Holder of an Allowed Priority Tax Claim no later than five days before the Confirmation Objection Deadline, in accordance with the terms set forth in section 1129(a)(9)(A) or 1129(a)(9)(B) of the Bankruptcy Code.

2.4 U.S. Trustee Fees.
  U.S. Trustee Fees incurred prior to the Effective Date shall be paid on the Distribution Date in accordance with the applicable schedule for payment of such fees.  Until each of the Chapter 11 Cases is closed by entry of a final decree of the Bankruptcy Court, any additional U.S. Trustee Fees shall be paid by the Reorganized Debtors.

2.5 BOA/DVB DIP Facility Claims.
  Notwithstanding any other provision of the Plan dealing with Administrative Expense Claims to the contrary, subject to the terms of the BOA/DVB DIP Facility, in full and final satisfaction, settlement, release, and discharge of the BOA/DVB DIP Facility Claims, on the Effective Date, the BOA/DVB DIP Facility Claims shall be repaid to the extent of Cash held by the Reorganized Debtors in excess of the minimum liquidity requirements of the BOA/DVB DIP Facility Agreement (as provided in the BOA/DVB DIP Facility Agreement), and, subject to Holders of BOA/DIP Facility Claims satisfying the New Credit Agreement Distribution Procedures, all remaining obligations of the Debtors to BOA/DVB DIP Lenders in respect of the BOA/DVB DIP Facility Claims shall be converted into obligations of New TBS Parent and the Reorganized Debtors party to the BOA/DVB Exit Facility Agreement under the BOA/DVB Exit Facility on a dollar-for-dollar basis (as provided in and subject to the terms of the BOA/DVB Exit Facility Agreement).

2.6 Credit Suisse DIP Facility Claims.
  Notwithstanding any other provision of the Plan dealing with Administrative Expense Claims to the contrary, subject to the terms of the Credit Suisse DIP Facility and Holders of Credit Suisse DIP Facility Claims satisfying the New Credit Agreement Distribution Procedures, in full and final satisfaction, settlement, release, and discharge of the Credit Suisse DIP Facility Claim, on the Effective Date, the Credit Suisse DIP Facility Claims shall be converted into obligations of the New TBS Parent and the Reorganized Debtors party to Credit Suisse Exit Facility Agreement under the Credit Suisse Exit Facility on a dollar-for-dollar basis (as provided in and subject to the terms of the Credit Suisse Exit Facility Agreement).

III.

CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN DEBTORS

3.1 Classification of Claims.
  Pursuant to section 1122 of the Bankruptcy Code, set forth below in Section 3.2 is a designation of Classes of Claims against and Interests in the Debtors.  A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released, withdrawn, or otherwise settled prior to the Effective Date.  The fact that a particular Class of Claims is designated for a Debtor does not necessarily mean there are any Allowed Claims in such Class against such Debtor.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims of the kinds specified in sections 507(a)(2) and 507(a)(8), respectively, of the Bankruptcy Code have not been classified and their treatment is set forth in Article II hereof.  A complete list of Classes in the Chapter 11 Cases is annexed hereto on Appendix C.

3.2 Classes.
  The Claims against and Interests in the Debtors are classified as follows:

3.2.1 Classes 1(1)-(73): Other Priority Claims
.  Other Priority Claims in Classes 1(1)-(73) are Unimpaired, are not entitled to vote on the Plan, and are presumed to accept the Plan.

3.2.2  Classes 2(1)-(73): Other Secured Claims
.  Other Secured Claims in Classes 2(1)-(73) are Unimpaired, are not entitled to vote on the Plan, and are presumed to accept the Plan.

3.2.3 Classes 3(1), 3(2), 3(3), and 3(61)-(67): DVB Syndicate Claims
.  DVB Syndicate Claims in Classes 3(1), 3(2), 3(3) and 3(61)–(67) are Impaired and are entitled to vote on the Plan.

3.2.4 Classes 4(1)-(60): BOA Syndicate Claims
.  BOA Syndicate Claims in Classes 4(1)-(60) are Impaired and are entitled to vote on the Plan.

3.2.5 Classes 5(1), 5(2), 5(68), and 5(69): Credit Suisse Claims
.  Credit Suisse Claims in Classes 5(1), 5(2), 5(68), and 5(69) are Impaired and are entitled to vote on the Plan.

3.2.6 Classes 6(1)-(3), and 6(70)-(73): AIG Claims
.  AIG Claims in Classes 6(1)-(3), and 6(70)-(73) are Impaired and are entitled to vote on the Plan.

3.2.7 Classes 7(1) and 7(2): RBS Syndicate Claims
.  RBS Syndicate Claims in Classes 7(1) and 7(2) are Unimpaired, are not entitled to vote on the Plan, and are presumed to accept the Plan.

3.2.8 Classes 8(1)-(73): General Unsecured Claims
.  General Unsecured Claims in Classes 8(1)-(73) are Unimpaired, are not entitled to vote on the Plan, and are presumed to accept the Plan.

3.2.9 Classes 9(1)-(73): Intercompany Claims
.  Intercompany Claims in Classes 9(1)-(73) are Unimpaired, are not entitled to vote on the Plan, and are presumed to accept the Plan.

3.2.10 Classes 10(1)-(73): Subordinated Claims
.  Subordinated Claims in Classes 10(1)-(73) are Unimpaired, are not entitled to vote on the Plan, and are presumed to accept the Plan.

3.2.11 Classes 11(1)-(73) Interests

3.2.12 . Interests in Classes 11(1)-(3) are Impaired, are deemed to reject the Plan and are not entitled to vote on the Plan.  Intercompany Interests in Classes 11(4)-(73) are Unimpaired, are not entitled to vote on the Plan, and are presumed to accept the Plan.

3.3 Effect of Non-Voting; Modifications.
  At the Confirmation Hearing, the Debtors will seek a ruling that if no Holder of a Claim or Interest eligible to vote in a particular Class timely votes to accept or reject the Plan, the Plan will be deemed accepted by the Holders of such Claims or Interests in such Class for the purposes of section 1129(b) of the Bankruptcy Code.  Subject to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to modify the Plan to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, provided, such modifications are consistent with Section 12.5 below.

IV.

TREATMENT OF CLAIMS AND INTERESTS AND DESIGNATION WITH RESPECT TO IMPAIRMENT

4.1 Treatment of Classes 1(1)-(73): Other Priority Claims.

4.1.1 Impairment and Voting
.  Classes 1(1)-(73) are Unimpaired by the Plan.  Each Holder of an Allowed Other Priority Claim in Classes 1(1)-(73) is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.1.2 Treatment.

  On the Distribution Date, each Holder of an Allowed Other Priority Claim shall receive in full satisfaction, release, and discharge of and in exchange for such Claim: (a) payment of Cash in an amount equal to the unpaid portion of such Allowed Other Priority Claim, or (b) such other treatment that the Debtors and such Holder shall have agreed upon in writing; provided, however, that such agreed-upon treatment shall not be more favorable than the treatment provided in clause (a) of this Section 4.1.2.

4.2 Treatment of Classes 2(1)-(73): Other Secured Claims.

4.2.1 Impairment and Voting
.  Classes 2(1)-(73) are Unimpaired by the Plan.  Each Holder of an Allowed Other Secured Claim in Classes 2(1)-(73) as of the Record Date is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.2.2 Treatment.
  Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each Allowed Other Secured Claim in Classes 2(1)-(73) shall be reinstated, paid in full, or otherwise rendered Unimpaired, and the applicable Reorganized Debtors shall remain liable for the Allowed Other Secured Claims.

4.3 Treatment of Classes 3(1), 3(2), 3(3), and 3(61)-(67): DVB Syndicate Claims.

4.3.1 Impairment and Voting
. Classes 3(1), 3(2), 3(3), and 3(61)-(67) are Impaired by the Plan.  Each Holder of an Allowed DVB Syndicate Claim in such Classes as of the Record Date is entitled to vote such Claim to accept or reject the Plan.

4.3.2 Treatment.
  Each Holder of Allowed DVB Syndicate Claims in Classes 3(1), 3(2), 3(3), and 3(61)-(67) shall, in full and final settlement of and in exchange for such Claims, receive its Pro Rata Share of (a) the New Senior Secured Cash Pay Loan Obligations; (b) the New Senior Secured PIK Loan Obligations; and (c) the New Class A Common Stock to be issued on the Effective Date (which shares of New Common Stock shall be subject to dilution pursuant to the New Management Incentive Plan).  The DVB Lenders shall accept the distributions on account of the Allowed DVB Syndicate Claims in full satisfaction, settlement, release, and discharge of and in exchange for all Claims in all applicable Classes arising under the Existing DVB Credit Agreement; provided, however, that as a condition precedent to its receipt of a portion of such Consideration, each Holder of Allowed DVB Syndicate Claims must first comply with the New Credit Agreement Distribution Procedures.  If a Holder of a DVB Syndicate Claim does not opt out of the release provisions of Section 9.2.3, such Holder shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Claims and Causes of Action against the Released Parties as provided therein.

4.4 Treatment of Classes 4(1)-(60): BOA Syndicate Claims.

4.4.1 Impairment and Voting
. Classes 4(1)-(60) are Impaired by the Plan.  Each Holder of an Allowed BOA Syndicate Claim in such Classes as of the Record Date is entitled to vote such Claim to accept or reject the Plan.

4.4.2 Treatment.

  Each Holder of Allowed BOA Syndicate Claims in Classes 4(1)-(60) shall, in full and final settlement of and in exchange for such Claims, receive its Pro Rata Share of (a) the New Senior Secured Cash Pay Loan Obligations; (b) the New Senior Secured PIK Loan Obligations; and (c) the New Class A Common Stock to be issued on the Effective Date (which shares of New Common Stock shall be subject to dilution pursuant to the New Management Incentive Plan).  The BOA Lenders shall accept the distributions on account of the Allowed BOA Syndicate Claims in full satisfaction, settlement, release, and discharge of and in exchange for all Claims in all applicable Classes arising under the Existing BOA Credit Agreement; provided, however, that as a condition precedent to its receipt of a portion of such Consideration, each Holder of Allowed BOA Syndicate Claims must first comply with the New Credit Agreement Distribution Procedures.  If a Holder of a BOA Syndicate Claim does not opt out of the release provisions of Section 9.2.3, such Holder shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Claims and Causes of Action against the Released Parties as provided therein.

4.5 Treatment of Classes 5(1), 5(2), 5(68), and 5(69): Credit Suisse Claims.

4.5.1 Impairment and Voting
.  Classes 5(1), 5(2), 5(68), and 5(69) are Impaired by the Plan.  The Holder of Allowed Credit Suisse Claims in such Classes as of the Record Date is entitled to vote to accept or reject the Plan.

4.5.2 Treatment.

  The Holder of Allowed Credit Suisse Claims in Classes 5(1), 5(2), 5(68), and 5(69) shall, in full and final settlement of and in exchange for such Claims, receive the Credit Suisse Consideration; provided, however, that as a condition precedent to its receipt of such Consideration, the Holder of Allowed Credit Suisse Claims must first comply with the New Credit Agreement Distribution Procedures.  If the Holder of Credit Suisse Claims does not opt out of the release provisions of Section 9.2.3, such Holder shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Claims and Causes of Action against the Released Parties as provided therein.

4.6 Treatment of Classes 6(1)-(3), and 6(70)-(73): AIG Claims.

4.6.1 Impairment and Voting
.  Classes 6(1)-(3), and 6(70)-(73) are Impaired by the Plan.  The Holder of Allowed AIG Claims in such Classes as of the Record Date is entitled to vote to accept or reject the Plan.

4.6.2 Treatment.

  The Holder of Allowed AIG Claims in Classes 6(1)-(3), and 6(70)-(73) shall, in full and final settlement of and in exchange for such Claims, receive the AIG Consideration; provided, however, that as a condition precedent to its receipt of such Consideration, the Holder of Allowed AIG Claims must first comply with the New Credit Agreement Distribution Procedures.  If the Holder of AIG Claims does not opt out of the release provisions of Section 9.2.3, such Holder shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Claims and Causes of Action against the Released Parties as provided therein.

4.7 Treatment of Classes 7(1)-(2):  RBS Syndicate Claims.

4.7.1 Impairment and Voting
.  Classes 7(1) and 7(2) are Unimpaired by the Plan.  Each Holder of an Allowed RBS Syndicate Claim in such Classes as of the Record Date is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.7.2 Treatment.

  The Debtors intend to file the RBS Settlement Agreement Assumption Motion after the Petition Date and seek the Bankruptcy Court’s approval of that Motion at or prior to the Confirmation Hearing.  As a result of the RBS Settlement Agreement, prior to the Petition Date, the Debtors and their non-Debtor Affiliates have returned the vessels listed in the RBS Settlement Agreement that were Collateral under the RBS Credit Agreement and, in exchange, have been released from the RBS Syndicate Claims.  If the RBS Settlement Agreement Assumption Motion is approved by the Bankruptcy Court, the Debtors and RBS will be obligated to perform the RBS Settlement Obligations, and any RBS claims against the Debtors with respect thereto will be Unimpaired.  Accordingly, Holders of RBS Syndicate Claims in Classes 7(a) and (b) shall be deemed Unimpaired hereunder.

4.8 Treatment of Classes 8(1)-(73): General Unsecured Claims.

4.8.1 Impairment and Voting
.  Classes 8(1)-(73) are Unimpaired by the Plan.  Each Holder of an Allowed General Unsecured Claim in such Classes is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.8.2 Treatment.

  Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each Allowed General Unsecured Claim in Classes 8(1)-(73) shall be reinstated, paid in full, or otherwise rendered Unimpaired and the applicable Reorganized Debtors shall remain liable for the Allowed General Unsecured Claim.  Without limiting the generality of the foregoing, if an Allowed General Unsecured Claim arises (i) based on liabilities incurred in, or to be paid in, the ordinary course of business or (ii) pursuant to an Executory Contract or Unexpired Lease, the Holder of such General Unsecured Claim shall be paid in Cash by the applicable Debtor (or, after the Effective Date, by the applicable Reorganized Debtor) pursuant to the terms and conditions of the particular transaction and/or agreement giving rise to such Allowed General Unsecured Claim.  The Debtors reserve their rights to dispute in the Bankruptcy Court or any other court with jurisdiction the validity of any General Unsecured Claim at any time prior to the Claims Objection Bar Date.

4.9 Treatment of Classes 9(1)-(73): Intercompany Claims.

4.9.1 Impairment and Voting
.  Classes 9(1)-(73) are Unimpaired by the Plan.  Each Holder of an Allowed Intercompany Claim in Classes 9(1)-(73) is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.9.2 Treatment.
  Except to the extent that a Holder of an Allowed Intercompany Claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each Allowed Intercompany Claim in Classes 9(1)-(73) shall be reinstated, paid in full, or otherwise rendered Unimpaired, and the applicable Reorganized Debtors shall remain liable for the Allowed Intercompany Claim.

4.10 Treatment of Classes 10(1)-(73): Subordinated Claims.

4.10.1 Impairment and Voting
.  Classes 10(1)-(73) are Unimpaired by the Plan.  Each Holder of an Allowed Subordinated Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.10.2 Treatment.

  Except to the extent that a Holder of an Allowed Subordinated Claim agrees to less favorable treatment or has been paid prior to the Effective Date, each Allowed Subordinated Claim in Classes 10(1)-(73) shall be reinstated, paid in full or otherwise rendered Unimpaired, and the applicable Reorganized Debtors shall remain liable for the Allowed Subordinated Claim.

4.11 Treatment of Classes 11(1)-(73): Interests.

4.11.1 Impairment and Voting
. Class 11(1) is Impaired by the Plan.  Each Holder of an Allowed Interest in Class 11(1) is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.  Class 11(2) is Impaired by the Plan.  Each Holder of an Allowed Interest in Class 11(2) is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.  Class 11(3) is Impaired by the Plan.  Each Holder of an Allowed Interest in Class 11(3) is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.  Classes 11(4)-(73) are Unimpaired by the Plan.  Each Holder of an Interest in Classes 11(4)-(73) is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.11.2 Treatment of TBS Parent Interests
.  Under the Plan, TBS Parent  shall be dissolved and its Interests shall be cancelled and all rights and interests therein shall be terminated as of the Effective Date.  The Holders of TBS Parent Interests shall not receive or retain any property under the Plan on account of such Interests.

4.11.3 Treatment of TBS International Interests
.  Under the Plan, TBS International shall be dissolved and its Interests shall be cancelled and all rights and interests therein shall be terminated as of the Effective Date.  The Holders of TBS International Interests shall not receive or retain any property under the Plan on account of such Interests.

4.11.4   Treatment of TBS Holdings Limited Interests
.  Under the Plan, Interests in TBS Holdings Limited previously held by TBS International shall be cancelled and all rights and interests therein shall be terminated as of the Effective Date.  The Holders of Interests in TBS Holdings Limited shall not retain or receive any property under the Plan on account of such Interests.

4.11.5 Treatment of Other Interests
.  Interests in Classes 11(4)-(73) shall be reinstated.

V.

PROVISIONS REGARDING VOTING, EFFECT OF REJECTION BY IMPAIRED CLASSES, AND CONSEQUENCES OF NON-CONFIRMABILITY

5.1 Voting Rights.
  Each Holder of an Allowed Claim as of the Voting Deadline in an Impaired Class of Claims or Interests that is not (a) deemed to have rejected the Plan or (b) conclusively presumed to have accepted the Plan, and that held such Claim as of the Record Date, shall be entitled to vote to accept or reject the Plan.  The instructions for completion of the Ballots are set forth in the Ballot Instructions.  Approval for the procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan will be sought in the Scheduling Motion.  The procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan are described in the Disclosure Statement.

5.2 Acceptance Requirements.
  An Impaired Class of Claims shall have accepted the Plan if votes in favor of the Plan have been cast by at least two-thirds in amount and more than one-half in number of the Allowed Claims in such Class that have voted on the Plan.

5.3 Cram Down.
  If all applicable requirements for Confirmation of the Plan are met as set forth in section 1129(a) of the Bankruptcy Code, except subsection (8) thereof, the Plan shall be treated as a request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, notwithstanding the failure to satisfy the requirements of subsection 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to each Class of Claims and Interests that is Impaired under, and has not accepted, the Plan.  If the Debtors determine that the Plan cannot be confirmed under section 1129(b) of the Bankruptcy Code without eliminating the distribution to a junior Class or Classes, the Plan may, at the option of the Debtors and without the need for further action or solicitation of any kind, be modified to eliminate such distribution, the Class or Classes as to which distributions are eliminated shall be deemed to be a rejecting Class or Classes, and the Plan shall be treated as a request that the Bankruptcy Court confirm the Plan, as so modified, in accordance with section 1129(b) of the Bankruptcy Code, notwithstanding the failure to satisfy the requirements of section 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to each Class of Claims and Interests that is Impaired under, and has not accepted, the Plan.

5.4 Global Enterprise/Tabulation of the Votes.
  The Debtors operate as a single, integrated worldwide enterprise.  Accordingly, the Plan constitutes a global resolution of all of the Claims against the Debtors.  In some instances, more than one of the Debtors is obligated, either as a borrower or guarantor, for a particular Claim.  In such cases, the applicable Creditor shall only be entitled to one vote to accept or reject the Plan, and such vote shall apply to all Debtors that are liable on such Claim.  If no Impaired Classes vote to accept the Plan, the Debtors reserve the right to modify the Plan.

5.5 Non-Confirmability.
  If the Plan has not been accepted by the Classes of Claims entitled to vote with respect thereto in accordance with Section 5.2 hereof, and the Debtors determine that the Plan cannot be confirmed under section 1129(b) of the Bankruptcy Code, or if the Bankruptcy Court, upon consideration, declines to approve Confirmation of the Plan, the Debtors may seek to (a) propose a new plan or plans of reorganization for the Debtors, (b) amend the current Plan incorporated therein to satisfy any and all objections, (c) withdraw the Plan or (d) convert or dismiss the Chapter 11 Cases.

VI.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1 Assumption and Rejection of Contracts and Unexpired Leases.
  Except as otherwise provided herein or pursuant to the Confirmation Order, all Executory Contracts and Unexpired Leases that exist between the Debtors and any Person, including, but not limited to, all Intercompany Contracts, shall be assumed pursuant to section 365(a) of the Bankruptcy Code as of the Effective Date, except for any such contract or lease (a) that has been assumed, rejected, or renegotiated and either assumed or rejected on such renegotiated terms, pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) that is the subject of a motion to reject, or a motion to approve on renegotiated terms and to assume on such renegotiated terms, that has been filed and served prior to the Effective Date, or (c) that is identified on the Rejected Executory Contract and Unexpired Lease List or in this Plan.  Entry of the Confirmation Order shall constitute approval, pursuant to section 365(a) of the Bankruptcy Code, of the assumption of the Executory Contracts and Unexpired Leases provided for herein.  As described in Section 4.7 hereof, the Debtors intend to file the RBS Settlement Agreement Assumption Motion on or after the Petition Date and seek the Bankruptcy Court’s approval of that Motion at or prior to the Confirmation Hearing.  If approved, in addition to the Executory Contracts and Unexpired Leases to be assumed pursuant to this Section 6.1, the RBS Settlement Agreement shall be an assumed contract after the Effective Date.  Each Executory Contract and Unexpired Lease assumed pursuant to this Section 6.1 or by any order of the Bankruptcy Court, including, without limitation, the RBS Settlement Agreement, that has not been assigned to a third party prior to the Confirmation Date shall re-vest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under section 365 of the Bankruptcy Code.

6.2   DVB Bareboat Charters.
  On the Effective Date, Beekman Shipping Corp. and Fairfax Shipping Corp. shall assume each of the DVB Bareboat Charters as modified by the Amended DVB Bareboat Charters.  The assumption of the DVB Bareboat Charters (as modified by the Amended DVB Bareboat Charters) shall constitute a full and complete settlement of all claims of all parties arising under the DVB Bareboat Charters and any and all agreements executed or delivered in connection therewith and provide for a mutual release between the counterparties to the DVB Bareboat Charters.

6.3 Claims Based on Rejection of Executory Contracts or Unexpired Leases.
  A Proof of Claim with respect to a Claim arising from the rejection of an Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of the order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.  Any Claim arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court.  All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Section 4.8 of the Plan or, if determined to be Subordinated Claims, in accordance with Section 4.10 of the Plan.

6.4 Cure of Defaults.
  Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  In the event of a dispute regarding (a) the Cure Claim, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (c) any other matter pertaining to assumption, the payments required by section 365(b)(1) of the Bankruptcy Code in respect of Cure Claims shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption.  At least 10 days prior to the Confirmation Hearing, the Debtors shall provide for notices of proposed assumption and proposed Cure Claims to be sent to applicable third parties.  Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure Claim must be filed and served in accordance with, and otherwise comply with, the provisions of the Scheduling Order related to assumption of Executory Contracts and Unexpired Leases.  Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure Claim will be deemed to have assented to such assumption or Cure Claim.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any such assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

6.5 Contracts and Leases Entered into after the Petition Date.
  Contracts and leases entered into during the Postpetition Period by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business.  Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

6.6 Modifications, Amendments, Supplements, Restatements, or Other Agreements.
  Unless otherwise provided in the Plan or in the order assuming an Executory Contract or Unexpired Lease, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to any prepetition Executory Contracts or Unexpired Leases that have been executed by the Debtors during the Postpetition Period shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

6.7 Reservation of Rights.
  Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order to resolve and to alter their treatment of such contract or lease.

VII.

MEANS OF IMPLEMENTATION OF THE PLAN

7.1 General Settlement of Claims.
  As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, Distribution, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.  Subject to Article VIII hereof, all Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final.

7.2 Sources of Consideration for Plan Distributions.

7.2.1 Debtors’ Available Cash
.  Cash will be available from the Debtors’ operations, the proceeds of the BOA/DVB DIP Facility and the proceeds of the Credit Suisse DIP Facility.  BOA/DVB DIP Facility Claims shall not be paid in Cash under the Plan; rather, pursuant to Section 2.5 hereof, such Claims shall be satisfied by a dollar-for dollar replacement of the BOA/DVB DIP Facility with the BOA/DVB Exit Facility. Credit Suisse DIP Facility Claims shall not be paid in Cash under the Plan; rather, pursuant to Section 2.6 hereof, such Claims shall be satisfied by a dollar-for dollar replacement of the Credit Suisse DIP Facility with the Credit Suisse Exit Facility.

7.2.2 The New Credit Agreements
.  On the Effective Date, New TBS Parent and the applicable Reorganized AIG and Credit Suisse Debtors, as applicable, shall enter into the New Credit Agreements.  Confirmation of the Plan shall be deemed approval of the New Credit Agreements (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith) and authorization and direction for the applicable Reorganized Debtors to enter into and execute the New Credit Agreements, subject to such modifications as New TBS Parent and the relevant Reorganized AIG or Credit Suisse Debtors, as applicable, agree with AIG or Credit Suisse, as applicable, and deem to be reasonably necessary to consummate such New Credit Agreements.

7.2.3 The BOA/DVB Exit Facility
.  On the Effective Date, the BOA/DVB Exit Facility Obligors shall enter into the BOA/DVB Exit Facility Agreement with the BOA/DVB Exit Facility Agent and the other lenders thereto.  Confirmation of the Plan shall be deemed approval of the BOA/DVB Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the BOA/DVB Exit Facility Obligors in connection therewith) and authorization and direction for the BOA/DVB Exit Facility Obligors to enter into and execute the BOA/DVB Exit Facility Agreement, subject to such modifications as they may deem to be reasonably necessary to consummate their entry into the BOA/DVB Exit Facility.

7.2.4 The Credit Suisse Exit Facility

.  On the Effective Date, the Credit Suisse Exit Facility Obligors shall enter into the Credit Suisse Exit Facility Agreement with the Credit Suisse Exit Facility Agent and the other lenders thereto.  Confirmation of the Plan shall be deemed approval of the Credit Suisse Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Credit Suisse Exit Facility Obligors in connection therewith) and authorization for the Credit Suisse Exit Facility Obligors to enter into and execute the Credit Suisse Exit Facility Agreement, subject to such modifications as the Credit Suisse Exit Facility Obligors agree with Credit Suisse and deem to be reasonably necessary to consummate their entry into the Credit Suisse Exit Facility.

7.2.5 The New Senior Secured Loan Facility
.  On the Effective Date, the BOA/DVB Exit Facility Obligors shall enter into the New Senior Secured Loan Facility.  Confirmation shall be deemed approval of such facilities (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the BOA/DVB Exit Facility Obligors in connection therewith) and authorization and direction for the BOA/DVB Exit Facility Obligors to enter into and execute all instruments, documents and agreements in connection therewith, subject to such modification as may be necessary to consummate their entry into the New Senior Secured Loan Facility.

7.2.6 Use of Proceeds
.  Cash available on the Effective Date, after giving effect to any repayment of the BOA/DVB DIP Facility by the BOA/DVB DIP Facility Obligors required under the terms and conditions of the BOA/DVB DIP Facility, shall be used by the Reorganized Debtors (a) to fund the Debtors’ exit from the Chapter 11 Cases, including, without limitation, the funding of (i) Allowed Administrative Expense Claims, (ii) Allowed Professional Compensation Claims, (iii) Allowed Priority Tax Claims, (iv) Allowed Other Priority Claims, and (v) Distributions to be made on the Distribution Date; and (b) to fund ongoing operating expenses of the Reorganized Debtors.

7.3 Rule 2004 Examinations.
  The power of the Debtors to conduct examinations pursuant to Bankruptcy Rule 2004 shall be expressly preserved following the Effective Date.

7.4 Continued Existence.
  Except as provided herein and in the Implementation Memorandum, each Debtor will continue to exist on or after the Effective Date as a separate corporate or other applicable entity, with all the rights and powers applicable to such entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable law.

7.5 Re-vesting of Assets.
  Except as expressly provided herein, the Assets of each Debtor’s Estate shall re-vest with the respective Reorganized Debtor on the Effective Date.  The Bankruptcy Court shall retain jurisdiction to determine disputes as to property interests created or vested by the Plan.  From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, except as provided herein.  As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims and Interests, except as, and to the extent, provided in the Plan.

7.6 Implementation Transactions.
  In connection with implementation of the Plan, New TBS Parent and the Debtors (or, after the Effective Date, the Reorganized Debtors) (a) shall effectuate the Plan through the transactions described in the Implementation Memorandum, (b) may merge, amalgamate, dissolve, transfer assets, or otherwise consolidate any of the Debtors in furtherance of the Plan and (c) may engage in any other transaction in furtherance of the Plan.

On the Effective Date, all of the assets of TBS Parent and TBS International (other than funds estimated by the Debtors as being reasonably necessary to pay all Allowed Class 8 General Unsecured Claims against such entities and to effectuate the dissolution of such entities under Irish and Bermuda law, as set forth in the Implementation Memorandum) shall be transferred to New TBS Parent as part of the consideration to Holders of BOA Syndicate Claims and DVB Syndicate Claims.  After the Effective Date, TBS Parent and TBS International each shall be dissolved under Irish and Bermuda law, respectively.  The Implementation Memorandum shall address the specifics and mechanics of such transfer and dissolution.  Any unpaid remaining allowed Class 8 General Unsecured Claims held against such entities shall be paid in full as provided hereunder.  Certain Class 3, Class 4, Class 5 and/or Class 6 Claims against TBS Parent may survive the Effective Date solely for the purpose of aiding any consensual dissolution of TBS Parent and TBS International.  The extent of such limited survival will be set forth in the Implementation Memorandum.

On the Effective Date, New TBS Parent (i) shall reserve for issuance in accordance with the terms of the Plan a number of shares of New Common Stock necessary (excluding shares that may be issuable as a result of the anti-dilution provisions thereof) to satisfy the required distributions of stock under the New Management Incentive Plan.  The New Common Stock issued under the Plan shall be subject to dilution based upon (i) such shares of the New Common Stock as may be issued pursuant to the New Management Incentive Plan and (ii) any other shares of New Common Stock issued post-emergence.

7.7 Cancellation of Securities and Agreements.
  On the Effective Date, the Plan shall be consummated in accordance with the provisions set forth herein and, upon the effectiveness of such transactions on the Effective Date (including through execution and delivery of the New Credit Agreements, the Credit Suisse Exit Facility Agreement and the other documents required to be executed and delivered on the Effective Date):  (a) the Claims against the Debtors under the Prepetition Credit Agreements, or under any other Certificate, Interest, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such Certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are reinstated or, in the case of the Prepetition Credit Agreements, except as such Prepetition Credit Agreements are amended, or amended and restated, or expressly preserved or expressly incorporated as the case may be pursuant to the New Credit Agreements or the New Senior Secured Loan Agreement, pursuant to the Plan), shall be cancelled, and the Reorganized Debtors shall not have any continuing obligations therefor; and (b) the Claims against and Interests in the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation, formation or similar documents governing the shares, Certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, Certificates, notes, or other instruments evidencing indebtedness or obligations of or ownership interest in the Debtors that are specifically reinstated or, in the case of the Prepetition Credit Agreements, except as such Prepetition Credit Agreements are amended, or amended and restated, or expressly preserved or expressly incorporated as the case may be pursuant to the New Credit Agreements or the New Senior Secured Loan Agreement pursuant to the Plan) shall be released and discharged; provided, however, that notwithstanding Confirmation or consummation, the Prepetition Credit Agreements and any other similar agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of allowing such Holder to receive Distributions under and in accordance with the Plan.

7.8 Reorganized Debtors; New TBS Parent.
  On the Effective Date, the New Boards of New TBS Parent and each Reorganized Debtor shall be appointed, and each shall adopt its New Articles of Association and/or New Bylaws (as applicable).  New TBS Parent and the Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other action necessary and desirable to consummate the Plan.  The Corporate Governance Documents will be substantially in the form filed in the Plan Supplement.

7.9 Post Effective Date Management.
  Pursuant to the provisions of the Corporate Governance Documents and New TBS Parent’s and the Reorganized Debtors’ operative constituent documents, which may be amended from time to time, the operation, management, and control of New TBS Parent and the Reorganized Debtors shall be the responsibility of their respective boards of directors and senior officers (as provided under applicable law).  Entry of the Confirmation Order shall ratify and approve all actions taken by each of the Debtors from the Petition Date through and until the Effective Date.

7.10 Directors and Officers of New TBS Parent and the Reorganized Debtors.
  On and after the Effective Date, the business and affairs of New TBS Parent and the Reorganized Debtors will be managed by the New Boards and the officers, directors, managers or other responsible persons identified in the Plan Supplement.  Biographical information regarding these proposed officers, directors, managers and other responsible persons will be set forth in the Plan Supplement.  A schedule of the annual compensation to be paid to persons serving as executives, officers, directors, managers or responsible persons as of the Effective Date will be set forth in the Plan Supplement.  On the Effective Date, New TBS Parent and the Reorganized Debtors will enter into the New Employment Agreements with four members of the Debtors’ senior management—Joseph Royce, Gregg McNelis, Lawrence Blatte, and Fred Lepere.

7.11 New Articles of Association and New Bylaws of the Reorganized Debtors.
  The New Bylaws and New Articles of Association (as applicable), among other things, shall prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code.  After the Effective Date, New TBS Parent and the Reorganized Debtors may amend and restate their New Bylaws and/or New Articles of Association (as applicable), as permitted under applicable laws, subject to the terms and conditions of such documents.

7.12 Employment, Retirement, Indemnification, and Other Related Agreements.
  On the Effective Date, to the extent permitted by applicable law, the New Boards of New TBS Parent and the Reorganized Debtors shall, automatically and without further action on the part of the New Boards of New TBS Parent or the Reorganized Debtors, be authorized and directed to take any and all actions necessary and appropriate to perform under any employment agreements assumed by the Debtors, as provided herein.  The New Management Incentive Plan and the definitive documents evidencing same, shall be approved in the Confirmation Order and shall be approved by the New Boards and the holders of the New Common Stock immediately after the Effective Date in accordance with applicable law.  The New Employment Agreements shall become effective on the Effective Date, shall be approved in the Confirmation Order, and shall be approved by the New Boards and the holders of the New Common Stock immediately after the Effective Date in accordance with applicable law.  On and after the Effective Date, except as set forth above, New TBS Parent and the Reorganized Debtors shall have the authority, as determined by the New Boards, to: (a) maintain, amend, or revise existing employment, retirement, welfare, incentive, severance, indemnification, and other agreements with their active and retired directors or managers, officers, and employees, subject to the terms and conditions of any such agreement, and to continue to maintain and provide benefits, including all post-employment benefits, in connection therewith; and (b) enter into new employment, retirement, welfare, incentive, severance, indemnification, and other agreements for active and retired employees; provided that, as noted in Section 7.10, on the Effective Date, New TBS Parent and the Reorganized Debtors will enter into the New Employment Agreements with four members of the Debtors’ senior management.  The New Employment Agreements will be for a term of three years and will provide that the employees shall be compensated in an amount that is at least equal to their current base salaries.

7.13 Effectuating Documents; Further Transactions.
  On and after the Effective Date, New TBS Parent, the Reorganized Debtors, and the officers and members of the New Boards, are authorized to and may, in the name of and on behalf of New TBS Parent and/or the applicable Reorganized Debtors, issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

7.14 Entity Action.
  Upon the Effective Date, to the extent permitted by applicable law all actions contemplated by the Plan shall be deemed ratified, authorized, and approved in all respects, including but not limited to:  (a) the selection of the directors and officers for New TBS Parent and the Reorganized Debtors; (b) the execution of and entry into the New Credit Agreements, the BOA/DVB Exit Facility Agreement, the Credit Suisse Exit Facility, the New Senior Secured Loan Facility and related transaction security agreements and any other ancillary agreements relating to the foregoing, and the New Management Incentive Plan; and (c) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date) and/or the Implementation Memorandum.  All matters provided for in the Plan involving the entity structure of the Debtors, the Reorganized Debtors, or New TBS Parent and any entity action required by the Debtors, the Reorganized Debtors, or New TBS Parent in connection with the Plan shall be deemed to have occurred and shall be in effect without any requirement of further action by the security holders, directors, or officers of the Debtors, the Reorganized Debtors, or New TBS Parent.  On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors, the Reorganized Debtors, or New TBS Parent, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors and New TBS Parent, including the New Credit Agreements, the BOA/DVB Exit Facility Agreement, the Credit Suisse Exit Facility, the New Senior Secured Loan Facility, and any and all other agreements, documents, securities, and instruments relating to any of the foregoing.  The authorizations and approvals contemplated herein shall be effective notwithstanding any requirements under any non-bankruptcy law.

7.15 Section 1146 Exemption.
  Pursuant to section 1146 of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

7.16 Preservation of Causes of Action.
  Unless expressly released or waived pursuant to Article IX of the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including, but not limited to, any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.  No Person may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against such Person as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against such Person.  The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan.  Unless any Causes of Action against any Person are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or consummation of the Plan.

The Reorganized Debtors reserve and shall retain the Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Person shall vest in the Reorganized Debtors, as the case may be.  The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

7.17 Nonoccurrence of Effective Date.
  In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

VIII.

METHOD OF DISTRIBUTIONS UNDER THE PLAN AND CLAIMS RECONCILIATION

8.1 Distributions.
  The Disbursing Agent shall make or cause to be made the Distributions required under the Plan to all Holders of Allowed Claims.  No distribution shall be made to any Holder until such Holder satisfies any applicable distribution condition.

8.2 Distribution Record Date.
  For purposes of the Plan, as of 5:00 p.m. prevailing U.S. Eastern Time on the Distribution Record Date, the records of ownership of Claims against the Debtors (including the claims register in the Chapter 11 Cases) will be closed.  For purposes of the Plan, the Debtors, the Estates, the Reorganized Debtors, and the Disbursing Agent shall have no obligation to recognize the transfer of any of the Claims against the Debtors occurring after the Distribution Record Date, and shall be entitled for all purposes relating to the Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

8.3 Cash Payments.
  Any Cash payments made pursuant to the Plan shall be made in U.S. dollars or, with respect to Holders of Allowed General Unsecured Claims, any currency (including U.S. dollars), as determined by the Disbursing Agent in its sole discretion.  Cash payments made pursuant to the Plan in the form of a check shall be null and void if not cashed within 180 days of the date of issuance thereof.

8.4 Delivery of Distributions.
  If the Distribution to any Holder of an Allowed Claim is returned as undeliverable, the Disbursing Agent shall use commercially reasonable efforts to determine the current address of such Holder.  Undeliverable Distributions shall be held by the Disbursing Agent subject to Section 8.7 hereof.

8.5 Minimum Cash Distributions.
  Except with respect to Distributions on account of Allowed General Unsecured Claims, no Cash payment less than 25 dollars shall be made to any Holder of a Claim unless a request therefor is made in writing to the Disbursing Agent.

8.6 Withholding Taxes.

8.6.1. The Disbursing Agent shall comply with all withholding, reporting, certification, and information requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall, to the extent applicable, be subject to any such withholding, reporting, certification, and information requirements.

8.6.2.  Persons entitled to receive Distributions hereunder shall, as a condition to receiving such Distributions, provide such information and take such steps as the Disbursing Agent may reasonably require to ensure compliance with such withholding and reporting requirements, and to enable the Disbursing Agent to obtain the certifications and information as may be necessary or appropriate to satisfy the provisions of any tax law.

8.6.3.  Any Person that does not provide the Disbursing Agent with requisite information after the Disbursing Agent has made at least three attempts (by written notice or request for such information, including on the Ballots) to obtain such information, may be deemed to have forfeited such Person’s right to such Distributions, which shall be treated as unclaimed property under Section 8.7.

8.7 Unclaimed Property.
  Any Person that fails to claim any Distribution to be distributed hereunder (including, but not limited to, by failure to comply with the Distribution Procedures applicable to the relevant Distribution) by the Forfeiture Date will forfeit all rights to any Distributions hereunder, and shall have no claim whatsoever with respect thereto against New TBS Parent, the Debtors or their Estates, the Reorganized Debtors, or any Holder of an Allowed Claim to which Distributions are made.  Upon the forfeiture of Cash, such Cash shall be the property of the Debtors or the Reorganized Debtors, as applicable; upon the forfeiture of the right to Distributions of any debt issued under any of the New Credit Agreements, the BOA/DVB Exit Facility Agreement, the Credit Suisse Exit Facility Agreement, or the New Senior Secured Loan Facility, such Distributions shall be cancelled.  Nothing herein shall require further efforts by any Person to attempt to locate or notify any other Person with respect to any forfeited property.

8.8 Disputed Claims.
  If the Debtors, the Reorganized Debtors, or any other party in interest disputes any Claim against the Debtors, such dispute shall be (a) adjudicated in the Bankruptcy Court or in any other court having jurisdiction over such dispute, or (b) settled or compromised without any further notice to or action, order, or approval by the Bankruptcy Court, as the case may be, under applicable law.  Among other things, the Debtors (on or before the Effective Date), or the Reorganized Debtors (after the Effective Date) may each elect, at their respective sole option, to object to or seek estimation under section 502 of the Bankruptcy Code with respect to any Proof of Claim filed by or on behalf of a Holder of a Claim against the Debtors.

8.9 Objections to Claims.
  Unless a later or different time is set by Final Order or otherwise established by other provisions of the Plan, all objections to Claims must be filed by the Claims Objection Bar Date; provided, however, that no such objection may be filed with respect to any Claim after the Bankruptcy Court has determined by entry of a Final Order that such Claim is an Allowed Claim.  The failure by any party in interest, including the Debtors and the Committee to object to any Claim, whether or not unpaid, for purposes of voting shall not be deemed a waiver of such party’s rights to object to, or re-examine, any such Claim in whole or in part.  After the Effective Date, no party in interest shall have the right to object to Claims against the Debtors or their Estates other than the Reorganized Debtors.

8.10 Compromises and Settlements.
  From and after the Effective Date, and without any further approval by the Bankruptcy Court, the Reorganized Debtors may compromise and settle all Claims and Causes of Action, without any further approval of the Bankruptcy Court.

8.11 Reservation of Debtors’ Rights.
  Prior to the Effective Date, the Debtors expressly reserve the right to compromise and settle (subject to the approval of the Bankruptcy Court) Claims against them or other claims they may have against other Persons.

8.12 No Distributions Pending Allowance.
  If a Claim or any portion of a Claim is Disputed, no payment or Distribution will be made on account of the Disputed portion of such Claim (or the entire Claim, if the entire Claim is Disputed), unless such Disputed claim or portion thereof becomes an Allowed Claim.

8.13 No Postpetition Interest on Claims.
  Unless otherwise specifically provided for in the Plan, the Confirmation Order, or other Final Order of the Bankruptcy Court, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims against the Debtors, and no Holder of a Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such Claim.

8.14 Claims Paid or Payable by Third Parties. The Disbursing Agent shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor, a Reorganized Debtor, or the Disbursing Agent.  Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a Distribution on account of such Claim and receives payment from a party that is not a Debtor, a Reorganized Debtor, or the Disbursing Agent on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the Distribution to the Disbursing Agent to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such Distribution under the Plan.  The failure of such Holder to timely repay or return such Distribution shall result in the Holder owing the Disbursing Agent annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the two-week grace period specified above until the amount is repaid.

8.15 Effect of Acceptance of Distribution.
  Acceptance of any Distribution or other property under the Plan will constitute the recipient’s acknowledgement and agreement that all Claims, demands, liabilities, other debts against, or Interests in, the Debtors (other than those created by the Plan) have been discharged and enjoined in accordance with Article IX of the Plan.

IX.

EFFECT OF CONFIRMATION OF PLAN

9.1 Discharge.

9.1.1 Discharge of Claims Against the Debtors and the Reorganized Debtors
.  Except as otherwise expressly provided in the Plan or the Confirmation Order, the Confirmation of the Plan shall, as of the Effective Date: (a) discharge the Debtors, the Reorganized Debtors or any of their Assets from all Claims, demands, liabilities, other debts and Interests that arose on or before the Effective Date, including without limitation all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) preclude all Persons from asserting against the Debtors, the Reorganized Debtors, or any of their Assets, any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, all pursuant to sections 524 and 1141 of the Bankruptcy Code.  The discharge provided in this provision shall void any judgment obtained against any of the Debtors at any time, to the extent that such judgment relates to a discharged Claim or cancelled Interest.

9.1.2 Injunction Related to the Discharge
.  Except as otherwise provided in the Plan or the Confirmation Order, all entities, wherever located in the world, that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtors, or any Interest in any or all of the Debtors, that are discharged pursuant to the terms of the Plan, are permanently enjoined, on and after the Effective Date, from taking, or causing any other entity to take, any of the following actions on account of any such Claims, debts, liabilities or Interests or rights:  (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, debt, liability, Interest, or right, other than to enforce any right to a Distribution pursuant to the Plan; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors, or any of their Assets on account of any such Claim, debt, liability, Interest, or right; (c) creating, perfecting, or enforcing any Lien or encumbrance against the Debtors, the Reorganized Debtors, or any of their Assets on account of any such Claim, debt, liability, Interest or right; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors, the Reorganized Debtors, or any of their Assets on account of any such Claim, debt, liability, Interest, or right; (e) transferring or purporting to transfer, in whole or in part or any interest in, or asserting in any case, proceeding, or court in any jurisdiction, any Claim under any Prepetition Credit Agreement; and (f) commencing or continuing any action, in any manner, in any place in the world that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.  Such injunction shall extend to any successor of the Debtors, the Reorganized Debtors, and any of their Assets.  Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys’ and experts’ fees and disbursements, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

9.2 Releases.

9.2.1 Releases by the Debtors
.  As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors in their individual capacity and as debtors in possession will be deemed to release and forever waive and discharge all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date (including prior to the Petition Date) in any way relating to the Debtors, the Chapter 11 Cases, the Plan, or the Disclosure Statement, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Plan Supplement, the Disclosure Statement, or related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date and that could have been asserted by or on behalf of the Debtors or their Estates at any time on or prior to the Effective Date against the Released Parties, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence.  Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

9.2.2 Certain Waivers.
  Although the Debtors do not believe that California law is applicable to the Plan, nevertheless, in an abundance of caution, each Debtor hereby understands and waives the effect of section 1542 of the California Civil Code to the extent that such section is applicable to the Debtors.  Section 1542 of the California Civil Code provides:

§1542.  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

EACH DEBTOR AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THE PLAN AND EACH DEBTOR HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS.  TO THE EXTENT (IF ANY) ANY OTHER LAWS SIMILAR TO SECTION 1542 OF THE CALIFORNIA CIVIL CODE MAY BE APPLICABLE, EACH DEBTOR WAIVES AND RELEASES ANY BENEFIT, RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY SUCH LAW WITH REGARD TO THE RELEASE OF UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS.

9.2.3 Releases by Holders of Claims and Interests
.  For good and valuable consideration, on and after the Effective Date, Holders of Claims that (a) vote to accept or reject the Plan and (b) do not elect (as permitted on the Ballots) to opt out of the releases contained in this paragraph, shall be deemed to have released and forever waived and discharged all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date (including prior to the Petition Date) in any way relating to the Debtors, the Chapter 11 Cases, the Plan, or the Disclosure Statement, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiations, formulation, or preparation of the Plan, the related Disclosure Statement, the related Plan Supplement, or related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date and that could have been asserted by or on behalf of the Debtors or their Estates at any time up to immediately prior to the Effective Date against the Released Parties, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence.  Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations (except Cure Claims that have not been filed timely) of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

9.2.4 Exculpation.
  On and after the Effective Date, none of the Exculpated Parties shall have or incur any liability for, and each Exculpated Party is hereby released from, any claim, cause of action, or liability to any other Exculpated Party, to any Holder of a Claim or Interest, or to any other party in interest, for any act or omission that occurred during and in connection with the Chapter 11 Cases or in connection with the preparation and filing of the Chapter 11 Cases, the formulation, negotiation, solicitation, and/or pursuit of confirmation of the Plan, the consummation of the Plan, and/or the administration of the Plan and/or the property to be distributed under the Plan, except for claims, causes of action, or liabilities arising from the gross negligence, willful misconduct, fraud, or breach of the fiduciary duty of any Exculpated Party, in each case subject to determination of such by Final Order of a court of competent jurisdiction and provided that any Exculpated Party shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities (if any) under the Plan.  Without limiting the generality of the foregoing, the Exculpated Parties shall be entitled to and granted the protections and benefits of section 1125(e) of the Bankruptcy Code.  No provision of the Plan, the Disclosure Statement, or the Confirmation Order shall be deemed to act upon or release any claims, Causes of Action, or liabilities that the Debtors, the Estates, or any party in interest may have against or to any Person for any act, omission, or failure to act that occurred prior to the Petition Date other than in connection with the preparation and filing of the Chapter 11 Cases.

9.2.5 Injunction Related to Releases and Exculpation
.  To the fullest extent allowed by law, and except as otherwise provided in the Plan or the Confirmation Order, all Persons that have held, currently hold, or may hold claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities that are released, waived, or exculpated pursuant to Sections 9.2.1, 9.2.2, 9.2.3, and 9.2.4 are permanently enjoined, on and after the Effective Date, from taking or causing any other Person to take, any of the following actions, at any time or at any place in the world, on account of any such claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities:  (a) commencing or continuing in any manner any action or other proceeding of any kind against a Released Party or Exculpated Party with respect to any such claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any Released Party or any Exculpated Party or any of its or their Assets on account of any such claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities, including without limitation any such actions arising from or related to the Prepetition Credit Agreements; (c) creating, perfecting, or enforcing any Lien or encumbrance against any Released Party or any Exculpated Party or any of its or their assets on account of any such claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities, including without limitation any such Lien or encumbrance arising from or related to the Prepetition Credit Agreements; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any debt, liability, or obligation due to any Released Party or any Exculpated Party or any of its or their Assets on account of any such claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities; and (e) commencing or continuing any action, in any manner, in any place in the world that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.  Such injunction shall extend to any successor of any Released Party or any Exculpated Party or any of its or their assets.  Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys’ and experts’ fees and disbursements, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

9.3 No Successor Liability.
  Except as otherwise expressly provided herein, none of the Released Parties or the Exculpated Parties shall be determined to be successors to any of the Debtors or to any Person for which the Debtors may be held legally responsible, by reason of any theory of law or equity, and none can be responsible for any successor or transferee liability of any kind or character.  The Released Parties and Exculpated Parties do not agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors or the Reorganized Debtors, whether arising before, on, or after the Confirmation Date, except as otherwise expressly provided in the Plan.

9.4 Release of Liens.
  Except as otherwise expressly provided in the Plan, the Confirmation Order will release any and all prepetition Liens against the Debtors, the Reorganized Debtors, and any of their Assets.

9.5 Term of Injunctions.
  All injunctions or stays provided in, or in connection with, the Chapter 11 Cases, whether pursuant to section 105, section 362, or any other provision of the Bankruptcy Code, other applicable law or court order, in effect immediately prior to Confirmation will remain in full force and effect until the Effective Date and shall remain in full force and effect thereafter if so provided in the Plan, the Confirmation Order, or by their own terms.  In addition, the Confirmation Order shall incorporate the release, injunction, discharge, and exculpation provisions set forth in the Plan, which shall be in effect after the Effective Date and, on and after Confirmation Date, the Debtors may seek further orders to preserve the status quo during the time between the Confirmation Date and the Effective Date or to enforce the provisions of the Plan.

9.6 Binding Effect.
  The Plan shall be binding upon, and inure to the benefit of, the Debtors and all Holders of Claims and Interests, and their respective successors and assigns, whether or not the Claims and Interests of such Holders are Impaired under the Plan and whether or not such Holders have accepted the Plan.

9.7 Dissolution of the Committee.
  The Committee shall be dissolved on the Effective Date and shall not continue to exist thereafter except for the limited purposes of filing any remaining fee applications, and the Professionals retained by the Committee shall be entitled to compensation for services performed and reimbursement of expenses incurred in connection therewith.  Upon dissolution of the Committee, the members of the Committee shall be released and discharged of and from all duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases.

9.8 Post-Confirmation Date Retention of Professionals.
  After the Confirmation Date, any requirement that Professionals employed by the Debtors comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors shall be authorized to employ and compensate Professionals in the ordinary course of business and without the need for Bankruptcy Court approval.

9.9 Survival of Certain Indemnification Obligations.
  Subject to Section 7.6 of the Plan, the obligations of the Debtors, pursuant to the Debtors’ operating agreements, certificates of incorporation or formation, articles of association, by-laws, memoranda of association, or equivalent corporate governance documents, applicable statutes, or employment agreements, to indemnify individuals who prior to the Effective Date served as their respective directors, officers, managers, agents, employees, representatives, and Professionals, in respect of all present and future actions, suits, and proceedings against any of such officers, directors, managers, agents, employees, representatives, and Professionals, based upon any act or omission related to service with, for, or on behalf of the Debtors on or before the Effective Date, as such obligations were in effect at the time of any such act or omission, shall not be discharged or impaired by confirmation or consummation of the Plan but shall survive unaffected by the reorganization contemplated by the Plan and shall be performed and honored by the Reorganized Debtors regardless of such confirmation, consummation, and reorganization.

X.

EFFECTIVENESS OF THE PLAN

10.1 Conditions Precedent.
  The Plan shall not become effective unless and until the following conditions have been satisfied or waived:

10.1.1 Conditions to Confirmation
.

10.1.1.1 Plan Supplement.

  All documents to be provided in the Plan Supplement are in a form that is reasonably acceptable in all material respects to the Debtors and the respective Agents for the Supporting Prepetition Lenders.

10.1.1.2 Confirmation Order.

  The Confirmation Order must be entered by the Bankruptcy Court in a form reasonably acceptable in all material respects to the Debtors and the respective Agents for the Supporting Prepetition Lenders.

10.1.2 Conditions to Effective Date
.

10.1.2.1 Confirmation Order.

  The Bankruptcy Court shall have entered the Confirmation Order in a form reasonably acceptable in all material respects to the Debtors and the respective Agents for the Supporting Prepetition Lenders.

10.1.2.2 No Stay of Confirmation.

  There shall not be in force any order, decree, or ruling of any court or governmental body having jurisdiction, restraining, enjoining, or staying the consummation of, or rendering illegal the transactions contemplated by, the Plan.

10.1.2.3 Receipt of Required Authorization.

  All authorizations, consents, and regulatory approvals (if any) necessary to effectuate the Plan shall have been obtained.

10.1.2.4 New Loan Documentation.

  The documents evidencing the New Credit Agreements, the New Senior Secured Loan Agreement, the BOA/DVB Exit Facility, and the Credit Suisse Exit Facility shall have been executed and delivered by the respective parties thereto, and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived.

10.1.2.5 Employment Agreements.  The Employment Agreements and all exhibits and annexes thereto shall be in form acceptable to the Supporting Prepetition Lenders and shall be executed by the non-Debtor counterparties thereto.

10.1.2.6 2012 Operating Budget.  The 2012 Operating Budget shall be in form and substance satisfactory to the Supporting Prepetition Lenders.

10.1.2.7 The New Management Incentive Plan.  The New Management Incentive Plan shall be in form and substance satisfactory to the Supporting Prepetition Lenders.

10.1.2.8 Organizational Documents.  The New Articles of Association, New Bylaws and New TBS Parent Shareholder Agreement shall each be in form and substance satisfactory to the Supporting Prepetition Lenders.

10.1.2.9 TBS Commercial.  The TBS Commercial Management Agreements and TBS Commercial/Beacon Holdings Option Agreement shall each be in form and substance satisfactory to the Supporting Prepetition Lenders and shall be executed by the respective parties thereto, and all conditions precedent to the effectiveness of such documents shall have been satisfied or waived.

10.1.2.10 Implementation Transactions.

  The transactions described in the Implementation Memorandum that are required to be completed on or before the Effective Date have been completed in a manner reasonably acceptable in all material respects to the Debtors and the respective Agents for the Supporting Prepetition Lenders.

10.1.2.11 Assumption.  The Bankruptcy Court shall have entered orders approving the RBS Settlement Agreement Motion and the Plan Support Agreement.

10.1.3 Waiver.

  Any of the conditions set forth in Sections 10.1.1 and 10.1.2 hereof may be waived by the Debtors with the consent of the respective Agents for the Supporting Prepetition Lenders, which consent shall not be unreasonably withheld.

10.2 Effect of Failure of Conditions.
  In the event that the conditions specified in Section 10.1 have not been satisfied or waived in accordance with Section 10.1.3 hereof on or before 120 days after the Confirmation Date, then, the Debtors may seek an order from the Bankruptcy Court vacating the Confirmation Order.  Such request shall be served upon counsel for the respective Agents for the Supporting Prepetition Lenders, the Committee, the DIP Agents, and the U.S. Trustee.  If the Confirmation Order is vacated, (a) the Plan shall be null and void in all respects, (b) any settlement of Claims or Interests provided for hereby shall be null and void without further order of the Bankruptcy Court, and (c) the time within which the Debtors may assume and assign or reject all Executory Contracts and Unexpired Leases shall be extended for a period of 60 days after the date the Confirmation Order is vacated.

XI.

RETENTION OF JURISDICTION

11.1 Bankruptcy Court.
  Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court, except as provided in section 11.2 below, will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

11.1.1.  allow, disallow, determine, liquidate, classify, estimate, or establish the priority or Secured or unsecured status of any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim or Priority Tax Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

11.1.2.  hear and rule upon all Causes of Action retained by the Debtors and commenced and/or pursued by the Debtors or the Reorganized Debtors;

11.1.3.  resolve any matters related to (a) the rejection, assumption, or assumption and assignment of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which the Debtors may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom, (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, and (c) any dispute regarding whether a contract or lease is or was executory or expired;

11.1.4.  ensure that Distributions on account of Allowed Claims are accomplished pursuant to the provisions of the Plan;

11.1.5.  decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

11.1.6.  adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

11.1.7.  enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order;

11.1.8.  enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

11.1.9.  resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to the Plan, or any Person’s rights arising from or obligations incurred in connection with the Plan or such documents;

11.1.10.  approve any modification of the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or approve any modification of the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

11.1.11.  hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 363, 503(b), 1103, and 1129(a)(9) of the Bankruptcy Code, which shall be payable by the Debtors, or the Reorganized Debtors, as applicable, only upon allowance thereof pursuant to the order of the Bankruptcy Court; provided, however, that the fees and expenses of the Debtors incurred after the Confirmation Date, including attorneys’ fees, may be paid by the Reorganized Debtors in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

11.1.12.  issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation of the Plan, implementation, or enforcement of the Plan or the Confirmation Order;

11.1.13.  hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

11.1.14.  enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or if Distributions pursuant to the Plan are enjoined or stayed;

11.1.15.  determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement, or document created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order;

11.1.16.  enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

11.1.17.  hear and determine all matters related to (a) the property of the Debtors and the Estates from and after the Confirmation Date and (b) the all disputes regarding the existence, nature or scope of the Debtors’ discharge;

11.1.18.  enter an order or final decree concluding or closing the Chapter 11 Cases; and

11.1.19.  hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code.

11.2 Limitation of Jurisdiction.
  Notwithstanding section 11.1 above, the Bankruptcy Court shall not retain jurisdiction to hear and determine post-Effective Date disputes regarding enforcement or interpretation of the New Credit Agreements, the Credit Suisse Exit Facility, the New Senior Secured Loan Facility or the BOA/DVB Exit Facility.

XII.

MISCELLANEOUS PROVISIONS

12.1 Plan Supplement.
  No later than 10 days prior to the Confirmation Hearing, the Debtors shall File with the Bankruptcy Court the Plan Supplement, which shall contain the documents identified herein and such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Balloting and Claims Agent.

12.2 Exemption From Registration Requirements.
  Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and Distribution of any securities contemplated by the Plan shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities.  In addition, any securities contemplated by the Plan will be tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code; and (ii) the restrictions, if any, on the transferability of such securities and instruments.

12.3 Statutory Fees.
  All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date.

12.4 Third Party Agreements.
  The Distributions to the various Classes of Claims and Interests hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise.  All of such rights and any agreements relating thereto shall remain in full force and effect, except as compromised and settled pursuant to the Plan.  Distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan.

12.5 Amendment or Modification of Plan.
  As provided in section 1127 of the Bankruptcy Code, modification of the Plan may be proposed in writing by the Debtors at any time before Confirmation, provided, that, to the extent any such modification would require the consent of the Supporting Prepetition Lenders (or some subset thereof), under the Plan Support Agreement and such consent is not obtained, such parties, to the extent applicable, may revoke their vote in favor of the Plan, as modified, and provided further, that the Plan, as modified, shall meet the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Debtors may modify the Plan at any time after Confirmation and before consummation of the Plan, provided, however, that to the extent any such modification would require the consent of the Supporting Prepetition Lenders (or some subset thereof), under the Plan Support Agreement and such consent is not obtained, such parties, to the extent applicable, may revoke their vote in favor of the Plan, as modified, and provided further, however, that the Plan, as modified, shall meet the requirements of sections 1122 and 1123 of the Bankruptcy Code, the Debtors shall have complied with section 1125 of the Bankruptcy Code, the Bankruptcy Court, after notice and a hearing, shall have confirmed the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications.  Except as specifically provided herein, a Holder of a Claim that has accepted the Plan prior to modification shall be deemed to have accepted such Plan as modified, provided, however, that the Plan, as modified, does not materially and adversely change the treatment of the Claim or Interest of such Holder.

12.6 Severability.
  In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void, or unenforceable, the Debtors may, at their option, (a) treat such provision as invalid, void, or unenforceable with respect to the Holder or Holders of such Claims or Interests that the provision is determined to be invalid, void, or unenforceable, in which case such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

12.7 Revocation or Withdrawal of Plan.
  The Debtors reserve the right to revoke and withdraw the Plan or to adjourn the Confirmation Hearing at any time prior to the occurrence of the Effective Date.  If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

For the avoidance of doubt, if the Confirmation Hearing is adjourned, the Debtors reserve the right to amend, modify, revoke, or withdraw the Plan and/or submit any new plan of reorganization at such times and in such manner as they consider appropriate, subject to the provisions of the Bankruptcy Code.

12.8 Rules Governing Conflicts Between Documents.
  In the event of a conflict between the terms or provisions of the Plan and any Plan Documents other than the Plan, the terms of the Plan shall control over such Plan Documents.  In the event of a conflict between the terms of the Plan or the Plan Documents, on the one hand, and the terms of the Confirmation Order, on the other hand, the terms of the Confirmation Order shall control.

12.9 Governing Law.

  Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its conflicts of law principles.

12.10 Notices.
  Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) overnight delivery service, charges prepaid.  If to the Debtors, any such notice shall be directed to the following at the addresses set forth below:

TBS International plc

612 E. Grassy Sprain Road

Yonkers, New York 10710

Attention:                      Ferdinand V. Lepere

Senior Executive Vice President &

  Chief Financial Officer

-- with copies to –

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Attention:                      Michael A. Rosenthal, Esq.

Matthew K. Kelsey, Esq.

12.11 Interest and Attorneys’ Fees.
  Interest accrued after the Petition Date will accrue and be paid on Claims only to the extent specifically provided for in the Plan, the Confirmation Order, or as otherwise required by the Bankruptcy Court or by applicable law.  No award or reimbursement of attorneys’ fees or related expenses or disbursements shall be allowed on, or in connection with, any Claim, except as set forth in the Plan or as ordered by the Bankruptcy Court.

12.12 Binding Effect.
  The Plan shall be binding upon the Debtors, the Reorganized Debtors, the Holders of all Claims and Interests, parties in interest, Persons, and Governmental Units and their respective successors and assigns.  To the extent any provision of the Disclosure Statement or any other solicitation document may be inconsistent with the terms of the Plan, the terms of the Plan shall be binding and conclusive.

12.13 No Admissions.
  As to contested matters, adversary proceedings, and other Causes of Action or threatened Causes of Action, nothing in the Plan, the Plan Supplement, the Disclosure Statement, or other Plan Documents shall constitute or be construed as an admission of any fact or liability, stipulation, or waiver, but rather as a statement made in settlement negotiations.  The Plan shall not be construed to be conclusive advice on the tax, securities, and other legal effects of the Plan as to Holders of Claims against, or Interests in, the Debtors or any of their subsidiaries and Affiliates, as debtors and debtors in possession in the Chapter 11 Cases.

12.14 Exhibits.
  All Exhibits and Schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

The undersigned have executed this Joint Plan of Reorganization as of the 2nd day of March, 2012.

Dated:  March 2, 2012

Respectfully submitted,
TBS INTERNATIONAL PUBLIC LIMITED COMPANY, ON ITS OWN
BEHALF AND ON BEHALF OF THE
AFFILIATED DEBTORS LISTED ON
APPENDIX A

AS DEBTORS AND DEBTORS IN POSSESSION

By:                   /s/ Joseph E. Royce
Name:                                           Joseph E. Royce
Title:             President & Chief Executive Officer

OF COUNSEL:

GIBSON, DUNN & CRUTCHER LLP
Michael A. Rosenthal (MR-7006)
Matthew K. Kelsey (MK-3137)
200 Park Avenue
New York, NY 10166-0193
Telephone:                                212.351.4000
Facsimile:                      212.351.4035
ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION

APPENDIX A – list of affiliated debtors

Affiliates of TBS Shipping Services Inc.:
TBS International Limited
TBS Holdings Limited
TBS International plc
Albemarle Maritime Corp.
Arden Maritime Corp.
Avon Maritime Corp.
Azalea Shipping & Chartering Inc.
Beekman Shipping Corp.
Birnam Maritime Corp.
Bristol Maritime Corp.
Chester Shipping Corp.
Compass Chartering Corp.
Cumberland Navigation Corp.
Darby Navigation Corp.
Dover Maritime Corp.
Elrod Shipping Corp.
Exeter Shipping Corp.
Fairfax Shipping Corp.
Frankfort Maritime Corp.
Glenwood Maritime Corp.
Hansen Shipping Corp.
Hartley Navigation Corp.
Henley Maritime Corp.
Hudson Maritime Corp.
Jessup Maritime Corp.
Leaf Shipping Corp.
Montrose Maritime Corp.
Oldcastle Shipping Corp.
Quentin Navigation Corp.
Rector Shipping Corp.
Remsen Navigation Corp.
Roymar Ship Management, Inc.
Sheffield Maritime Corp.
Sherman Maritime Corp.
Sterling Shipping Corp.
Stratford Shipping Corp.
Vedado Maritime Corp.
Vernon Maritime Corp.
Windsor Maritime Corp.
Westbrook Holdings Ltd.
Transworld Cargo Carriers, S.A.
Mercury Marine Ltd.
TBS Worldwide Services Inc.
Pacific Rim Shipping Corp.
TBS African Ventures Limited
TBS do Sul Ltd.
TBS Eurolines, Ltd.
TBS Latin America Liner, Ltd.
TBS Middle East Carriers, Ltd.
TBS North America Liner, Ltd.
TBS Ocean Carriers, Ltd.
TBS Pacific Liner, Ltd.
TBS Warehouse & Distribution Group Ltd.
TBS Warehouse & Equipment Holdings Ltd.
TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc.
TBSI New Ship Development Corp.
TBS Mining Limited
TBS U.S. Enterprises LLC
TBS Energy Logistics L.P.
Bedford Maritime Corp.
Brighton Maritime Corp.
Hari Maritime Corp.
Prospect Navigation Corp.
Hancock Navigation Corp.
Columbus Maritime Corp.
Whitehall Marine Transport Corp.
Claremont Shipping Corp.
Yorkshire Shipping Corp.
Amoros Maritime Corp.
Lancaster Maritime Corp.
Chatham Maritime Corp.
Sherwood Shipping Corp.

APPENDIX B – UNIFORM GLOSSARY OF TERMS

JOINT PREPACKAGED PLAN OF REORGANIZATION

FOR THE DEBTORS UNDER

CHAPTER 11 OF THE BANKRUPTCY CODE

(WITH TECHNICAL MODIFICATIONS)

Dated March 2, 2012

proposed by

TBS SHIPPING SERVICES INC.

AND ITS AFFILIATED DEBTORS

Uniform Glossary of Defined Terms for Plan Documents

Unless the context otherwise requires, the following terms, when used in initially capitalized form in the Disclosure Statement, related exhibits, and Plan Documents, shall have the following meanings.  Such meanings shall be equally applicable to both the singular and plural forms of such terms.  Any term used in capitalized form that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term by the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the event of a conflict or ambiguity).  Certain defined terms used in only one Section of the Disclosure Statement are defined in such Section.  The rules of construction set forth herein and in section 102 of the Bankruptcy Code shall apply.  All references to the “Plan” shall be construed, where applicable, to include references to the Plan and all its exhibits, appendices, schedules, and annexes (and any amendments made in accordance with their terms or applicable law).
1. 2012 Operating Budget means that certain annual operating budget for the Reorganized Debtors for the period commencing on the Effective Date and ending December 31, 2012.  The 2012 Operating Budget shall be filed with the Plan Supplement.

2. Administrative Expense means any cost or expense of administration of the Chapter 11 Cases incurred before the Effective Date and allowable under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2) of the Bankruptcy Code including:  (a) any actual and necessary postpetition cost or expense of preserving the Estates or operating the businesses of the Debtors; (b) any payment required to cure a default on an assumed Executory Contract or Unexpired Lease; (c) any postpetition cost, indebtedness, or contractual obligation duly and validly incurred or assumed by a Debtor in the ordinary course of its business; and (d) any cost or expense in respect of a Professional Compensation Claim.

3. Administrative Expense Claim means any Claim for the payment of an Administrative Expense.

4. Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

5. Agent means an administrative agent under the New Senior Secured Loan Agreement, a Prepetition Credit Agreement, or a New Credit Agreement, as applicable.

6. AIG means AIG Commercial Equipment Finance, Inc.

7. AIG Claims means any and all Claims arising under the Existing AIG Credit Agreement and owed to the Holders thereof, including, without limitation, all accrued and unpaid interest, fees, and expenses, and other obligations owed to Holders of such Claims under the Existing AIG Credit Agreement, and any unsecured deficiency portion of such Claims.

8. AIG Consideration means the treatment afforded to the Holders of AIG Claims under the Plan on account of such Claims, which treatment shall be substantially as set forth in the AIG Term Sheet.

9. AIG Debtors means Amoros Maritime Corp., Lancaster Maritime Corp., Chatham Maritime Corp., Sherwood Shipping Corp., each a corporation organized under the laws of the Republic of the Marshall Islands, TBS International, TBS Holdings Limited, and TBS Parent.

10. AIG Grantors means Amoros Maritime Corp., Lancaster Maritime Corp., Sherwood Shipping Corp., and Chatham Maritime Corp.

11. AIG Term Sheet means that certain term sheet, attached as Exhibit F to the Disclosure Statement, that sets forth the terms and conditions of the restructuring of the AIG Claims under the Plan.  The terms and conditions set forth in the AIG Term Sheet shall be incorporated into the Amended and Restated AIG Credit Agreement, which shall be substantially in the form filed in the Plan Supplement.

12. Allowed means with respect to any Claim, except as otherwise provided herein:  (a) a Claim that is scheduled by the Debtors on their Schedules (to the extent the Debtors file Schedules in the Chapter 11 Cases) as neither disputed, contingent, nor unliquidated, and as to which the Debtors or other party in interest have not Filed an objection by the Claims Objection Bar Date; (b) a Claim that either is not a Disputed Claim or has been Allowed by a Final Order; (c) a Claim that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan; (d) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been Allowed by Final Order; or (e) a Claim as to which a Proof of Claim has been timely Filed and as to which no objection has been Filed by the Claims Objection Bar Date.

13. Allowed Amount of any Claim or Interest means the amount at which that Claim or Interest is Allowed.

14. Allowed Claim; Allowed Interest means any Claim or Interest in any of the Debtors or their respective Estates, as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise seek recovery from the Holder of the Claim or Interest, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order.

15. Amended and Restated AIG Credit Agreement means that certain post-Effective Date loan agreement, including and incorporating any agreements, documents, or supplements related thereto or delivered in connection therewith, between the New TBS Parent, the AIG Debtors, and AIG evidencing the AIG Consideration.  As provided in the AIG Term Sheet, the non-default interest rate under the Amended and Restated AIG Credit Agreement shall be 10% per annum (the same non-default interest rate as under the Existing AIG Credit Agreement).  The Amended and Restated AIG Credit Agreement shall be substantially in the form filed in the Plan Supplement.

16. Amended and Restated Credit Suisse Credit Agreement means that certain post-Effective Date loan agreement, which may at the discretion of Credit Suisse be combined with the Credit Suisse Exit Facility Agreement, including and incorporating any agreements, documents, or supplements related thereto or delivered in connection therewith, between the New TBS Parent, the Credit Suisse Debtors, and Credit Suisse evidencing the Credit Suisse Consideration.  The Amended and Restated Credit Suisse Credit Agreement shall be substantially in the form filed in the Plan Supplement.

17. Amended DVB Bareboat Charters means those certain amendments to the DVB Bareboat Charters that are described in the Bareboat Charter Term Sheet.  The Amended DVB Bareboat Charters shall be substantially in the form filed in the Plan Supplement.

18. Assets means all property wherever located in which the Debtors hold a legal or equitable interest, including all property described in section 541 of the Bankruptcy Code and all property disclosed in the Debtors’ respective Schedules (to the extent Schedules are filed in the Chapter 11 Cases) and the Disclosure Statement.

19. Ballot means each of the ballot forms for voting to accept or reject the Plan distributed to all Holders of Impaired Claims entitled to vote on the Plan.

20. Ballot Instructions means the instructions for completion of a Ballot; the Ballot Instructions applicable to a Ballot shall be distributed to a Holder concurrently with the Ballot.

21. Balloting and Claims Agent means GCG, Inc., which has been retained by the Debtors (subject to the approval of the Bankruptcy Court).

22. Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made, to the extent applicable to the Chapter 11 Cases.

23. Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Cases.

24. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made, to the extent applicable to the Chapter 11 Cases.

25. Bareboat Charter Term Sheet means that term sheet, attached as Exhibit K to the Disclosure Statement, that sets forth the terms and conditions of the Debtors’ assumption of the DVB Bareboat Charters, as modified.

26.	Beacon Holdings means Beacon Holdings Ltd.

27. BOA means Bank of America, N.A.

28. BOA Agent means BOA, in its capacity as administrative agent under the Existing BOA Credit Agreement.

29. BOA Debtors means Albemarle Maritime Corp., Arden Maritime Corp., Avon Maritime Corp., Birnam Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Cumberland Navigation Corp., Darby Navigation Corp., Dover Maritime Corp., Elrod Shipping Corp., Exeter Shipping Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Hartley Navigation Corp., Henley Maritime Corp., Hudson Maritime Corp., Jessup Maritime Corp., Montrose Maritime Corp., Oldcastle Shipping Corp., Quentin Navigation Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vedado Maritime Corp., Vernon Maritime Corp., Windsor Maritime Corp., Beekman Shipping Corp., Fairfax Shipping Corp., Leaf Shipping Corp., and Pacific Rim Shipping Corp. each a corporation organized under the laws of the Republic of the Marshall Islands, Westbrook Holdings Ltd., Transword Cargo Carriers, S.A., Mercury Marine Ltd., TBS Worldwide Services Inc., Pacific Rim Shipping Corp., TBS African Ventures Limited, TBS Do Sul Ltd., TBS Eurolines, Ltd., TBS Latin America Liner, Ltd., TBS Middle East Carriers, Ltd., TBS North America Liner, Ltd., TBS Ocean Carriers, Ltd., TBS Pacific Liner, Ltd., TBS Warehouse & Distribution Group Ltd., TBS Warehouse & Equipment Holdings Ltd., TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc., TBSI New Ship Development Corp., TBS Mining Limited, TBS U.S. Enterprises LLC, TBS Energy Logistics LP, TBS Parent, TBS International Limited, TBS Holdings Limited, and TBS Shipping Services Inc.

30. BOA Lenders means the Holders of Claims arising under the Existing BOA Credit Agreement.

31. BOA Syndicate Claims means the Claims held by the BOA Lenders arising under the Existing BOA Credit Agreement, including, without limitation, all outstanding principal and accrued and unpaid interest, fees, and expenses, L/C Claims, and other obligations owed to the BOA Lenders under the Existing BOA Credit Agreement, and any unsecured deficiency portion of such Claim.

32. BOA/DVB Debt Term Sheet means that certain term sheet, attached as Exhibit E to the Disclosure Statement, that sets forth the terms of the New Senior Secured Loan Facility.

33. BOA/DVB DIP Commitment Letter means that certain commitment letter, attached as Exhibit I to the Disclosure Statement, that was executed prior to the filing of the Chapter 11 Cases by certain BOA Lenders and DVB Lenders and committed them to underwrite the BOA/DVB DIP Facility.

34. BOA/DVB DIP Facility means the $41.3 million debtor in possession term loan facility to be extended by the BOA/DVB DIP Lenders, subject to approval by the Bankruptcy Court.

35. BOA/DVB DIP Facility Agreement means that certain agreement implementing the BOA/DVB DIP Facility.  The BOA/DVB DIP Facility Agreement shall be filed on or around the Petition Date in connection with the Debtors’ motion to approve entry into the BOA/DVB DIP Facility.

36. BOA/DVB DIP Facility Claims means those Claims arising under the BOA/DVB DIP Facility.

37. BOA/DVB DIP Facility Obligors means the Debtor borrowers and guarantors under the BOA/DVB DIP Facility that, for the avoidance of doubt, shall include the BOA Debtors and DVB Debtors, but exclude the AIG Grantors and the Credit Suisse Grantors.

38. BOA/DVB DIP Facility Term Sheet means that certain term sheet, attached as Exhibit J to the Disclosure Statement, that sets forth the terms of the BOA/DVB DIP Facility and the BOA/DVB Exit Facility.

39. BOA/DVB DIP Lenders means the lenders under the BOA/DVB DIP Facility.

40. BOA/DVB Exit Facility means the new senior secured first priority term loan credit facility to be entered into by the BOA/DVB Exit Facility Obligors on the Effective Date to refinance any then unpaid amounts under the BOA/DVB DIP Facility as set forth in section 2.5 of the Plan.

41. BOA/DVB Exit Facility Agent means BOA, or such other party as identified in the Exit Facility Agreement as acting in the capacity as administrative agent under the BOA/DVB Exit Facility.

42. BOA/DVB Exit Facility Agreement means that certain credit agreement to be executed on or before the Effective Date, including and incorporating any agreements, documents, or supplements related thereto or delivered in connection therewith, the terms of which shall be substantially in accordance with the terms set forth in the BOA/DVB DIP Facility Term Sheet.  The BOA/DVB Exit Facility Agreement shall be substantially in the form filed in the Plan Supplement.

43. BOA/DVB Exit Facility Obligors means New TBS Parent along with those Reorganized Debtors which were DIP Obligors prior to the Effective Date.

44. Business Day means any day other than a Saturday, Sunday, or legal holiday (as such term is defined in Bankruptcy Rule 9006(a)).

45. Cash means the legal tender of the United States of America, or the Euro, as applicable.

46. Causes of Action means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, cross-claims, counterclaims, third-party claims, indemnity claims, contribution claims, or any other claims whatsoever, in each case held by the Debtors, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

47. Certificate means any instrument evidencing a Claim or an Interest.

48. Chapter 11 Cases means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

49. Claim has the meaning set forth in section 101(5) of the Bankruptcy Code against any Debtor or any Estate, whether or not asserted.

50. Claimant means the Holder of a Claim.

51. Claims Objection Bar Date means, with respect to any Claim, the 120th day following the latest of the Effective Date, the date such Claim is Filed, and such later date as may be established from time to time by the Bankruptcy Court as the last date for filing objections to such Claims.

52. Class means a category of Holders of Claims or Interests, as set forth in Articles III and IV of and Appendix C to the Plan, pursuant to section 1122 of the Bankruptcy Code.

53. Collateral means any property or interest in property of an Estate that is subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

54. Committee means the official committee of unsecured creditors for the Debtors, if any, appointed by the U.S. Trustee.

55. Confirmation Date means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

56. Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

57. Confirmation Objection Deadline means the last day set by the Bankruptcy Court for the filing of objections to Confirmation of the Plan.

58. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 and other applicable sections of the Bankruptcy Code, approving the Disclosure Statement, and approving the Debtors’ solicitation procedures.

59. Confirmation, Confirmation of the Plan, or Plan Confirmation means the approval of the Plan by the Bankruptcy Court at the Confirmation Hearing.

60. Corporate Governance Documents means the documents evidencing the corporate governance and equity structure applicable to New TBS Parent and the Reorganized Debtors, which documents will implement the provisions of the Equity and Corporate Governance Term Sheet and will be substantially in the forms filed in the Plan Supplement.

61. Credit Suisse means Credit Suisse AG.

62. Credit Suisse Claims means any and all Claims held by Credit Suisse arising under the Existing Credit Suisse Credit Agreement, including, without limitation, all accrued and unpaid interest, fees, and expenses, and other obligations owed to Credit Suisse under the Existing Credit Suisse Credit Agreement, and any unsecured deficiency portion of such Claim.

63. Credit Suisse Consideration means the treatment afforded on account of the Credit Suisse Claims under the Plan, which treatment shall be, in all material respects, as set forth in the Credit Suisse Term Sheet.

64. Credit Suisse Debtors means Claremont Shipping Corp. Yorkshire Shipping Corp., TBS International, and the TBS Parent.

65. Credit Suisse DIP Agent means the administrative and collateral agent under the Credit Suisse DIP Facility, to the extent the applicable definitive documentation provides for such an agency role.

66. Credit Suisse DIP Facility means the $1.5 million debtor in possession revolving credit facility (provided in two separate tranches of $1,000,000 and $500,000, respectively), described in the Credit Suisse Term Sheet, subject to approval by the Bankruptcy Court, extended by Credit Suisse to, among other things, enable the Debtors to make certain payments related to the vessels pledged to secure the Existing Credit Suisse Credit Agreement.

67. Credit Suisse DIP Facility Agreement means that certain agreement implementing the Credit Suisse DIP Facility.  The Credit Suisse DIP Facility Agreement will be filed on or around the Petition Date in connection with the Debtors’ motion to approve entry into the Credit Suisse DIP Facility.

68. Credit Suisse DIP Facility Claims means those Claims arising under the Credit Suisse DIP Facility.

69. Credit Suisse DIP Lender means Credit Suisse.

70. Credit Suisse DIP Obligors means the Debtor borrowers and guarantors under the Credit Suisse DIP Facility which, for the avoidance of doubt, shall include the Credit Suisse Debtors.

71. Credit Suisse Exit Facility means the new senior secured first priority loan credit facility to be entered into by the Credit Suisse Exit Facility Obligors and Credit Suisse on the Effective Date, which credit facility will refinance in full the Credit Suisse DIP Facility and will contain the terms and conditions set forth in the Credit Suisse Term Sheet.

72. Credit Suisse Exit Facility Agent means Credit Suisse, or such other party as identified in the Credit Suisse Exit Facility Agreement as acting in the capacity as administrative agent under the Credit Suisse Exit Facility.

73. Credit Suisse Exit Facility Agreement means that certain credit agreement, which may be combined at the discretion of Credit Suisse with the Amended and Restated Credit Suisse Credit Agreement, to be executed on or before the Effective Date, including and incorporating any agreements, documents, or supplements related thereto or delivered in connection therewith, to effectuate the Credit Suisse Exit Facility.  The Credit Suisse Exit Facility Agreement will be substantially in the form filed in the Plan Supplement.

74. Credit Suisse Exit Facility Obligors means New TBS Parent along with those Reorganized Debtors which were Credit Suisse DIP Obligors prior to the Effective Date.

75. Credit Suisse Grantors means Claremont Shipping Corp. and Yorkshire Shipping Corp.

76. Credit Suisse Term Sheet means that certain term sheet, attached as Exhibit G to the Disclosure Statement, that sets forth the terms and conditions of (a) the restructuring of the Credit Suisse Claims under the Plan and (b) the Credit Suisse DIP Facility and Credit Suisse Exit Facility.  The terms and conditions set forth in the Credit Suisse Term Sheet shall be incorporated into the Credit Suisse DIP Facility Agreement, which shall be filed on or around the Petition Date, and the Amended and Restated Credit Suisse Credit Agreement and the Credit Suisse Exit Facility Agreement, which will each be substantially in the form filed in the Plan Supplement.

77. Creditor means any Person holding a Claim against a Debtor’s Estate or against property of the Debtor that arose or is deemed to have arisen on or prior to the Petition Date.

78. Cure Claim means a Claim based upon the Debtors’ defaults under an Executory Contract or Unexpired Lease existing as of the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code.

79. Debtor means any of the Debtors.

80. Debtors means TBS Shipping Services Inc. and the other Persons listed on Appendix A to the Plan.

81. DIP Agents means the administrative and collateral agent and the co-agent under the BOA/DVB DIP Facility.

82. Disbursing Agent means the Debtors, the Reorganized Debtors or such other Person or Persons identified in the Plan Supplement as the disbursing agent for the Distributions required under the Plan.

83. Disclosure Statement means that certain “Disclosure Statement” Filed in support of the Plan for the Debtors, dated January 31, 2012, including all exhibits attached thereto or referenced therein, pursuant to section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court in the Confirmation Order, as such Disclosure Statement may be further amended, supplemented, or modified from time to time with the further approval of the Bankruptcy Court.

84. Disputed means, with respect to any Claim, other than a Claim that has been Allowed pursuant to the Plan or a Final Order, a Claim (a) as to which no request for payment or Proof of Claim has been timely filed, that is listed in the Schedules (to the extent the Debtors file Schedules in the Chapter 11 Cases) as unliquidated, contingent, or disputed; (b) as to which a request for payment or Proof of Claim has been timely filed, but as to which an objection or request for estimation has been filed by the applicable Claims Objection Bar Date, or which is otherwise disputed in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; (c) as to which a request for payment or Proof of Claim was required to be timely filed, but as to which a request for payment or Proof of Claim was not timely or properly filed; (d) that is disputed in accordance with the provisions of the Plan; or (e) if not otherwise Allowed, as to which the applicable Claims Objection Bar Date has not expired.

85. Distribution means any distribution by the Disbursing Agent to the Holders of Allowed Claims pursuant to Article VIII of the Plan.

86. Distribution Date means the date that shall take place as soon as practicable after the later of: (a) the Effective Date; (b) the date a Claim becomes payable pursuant to any agreement with the Disbursing Agent; or (c) for any other Claim that is not an Allowed Claim on the Effective Date, expressly including any Allowed General Unsecured Claim which becomes due and payable after the Effective Date, on or as soon as reasonably practicable after the date on which such Claim becomes an Allowed Claim, but no later than 30 days after the date upon which the Claim becomes an Allowed Claim.

87. Distribution Record Date means the record date for determining entitlement to receive distributions under the Plan on account of Allowed Claims, which date shall be five Business Days before the Confirmation Date.

88. DVB means DVB Group Merchant Bank (Asia) Ltd.

89. DVB Agent means DVB, in its capacity as administrative agent under the Existing DVB Credit Agreement.

90. DVB Bareboat Charters means the Seminole Princess Charter and the Laguna Belle Charter.

91. DVB Debtors means Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp. and Whitehall Marine Transport Corp., each a corporation organized under the laws of the Republic of the Marshall Islands, TBS International, TBS Holdings Limited and TBS Parent.

92. DVB Lenders means the Holders of Claims arising under the Existing DVB Credit Agreement.

93. DVB Syndicate Claims means the Claims arising under the Existing DVB Credit Agreement and owed to the DVB Lenders, including, without limitation, all outstanding principal and accrued and unpaid interest, fees, and expenses, and other obligations owed to the DVB Lenders under the Existing DVB Credit Agreement, and any unsecured deficiency portion of such Claim.

94. Effective Date means the date specified by the Debtors in a notice filed with the Bankruptcy Court as the date on which the Plan shall take effect and shall be substantially consummated, which date shall be after the later of (a) the date on which the Confirmation Order shall have been entered and is no longer subject to any stay; and (b) the date on which the conditions to the Effective Date provided for in Section 10.1.2 of the Plan have been satisfied or waived.

95. Equity and Corporate Governance Term Sheet means that certain term sheet, attached as Exhibit O to the Disclosure Statement, which sets forth the key equity and corporate governance provisions that will relate to New TBS Parent and the Reorganized Debtors from and after the Effective Date.

96. Equity Security means (a) shares of common stock, Preferred Stock, other forms of ownership interest, or any interest or right to convert into such an equity or ownership interest or to acquire any equity or ownership interest or any interest or right for which the amount owing is determined by reference to an equity or ownership interest, in any Debtor that was in existence immediately prior to or on the Petition Date for such Debtor, and (b) Allowed Claims against TBS Parent arising out of, relating to, or in connection with any of the foregoing that are subject to section 510(b) of the Bankruptcy Code.

97. Estate(s) means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case and, collectively, the estates of all Debtors in the Chapter 11 Cases, created pursuant to section 541 of the Bankruptcy Code.

98. Exculpated Parties means (a) the Debtors, (b) the Committee and its members, (c) the BOA/DVB DIP Lenders and the Credit Suisse DIP Lender, (d) the Supporting Prepetition Lenders, and (e) Credit Suisse, AIG and each of the respective Agents for the Prepetition Credit Agreements, and the officers, directors, employees, professionals, Professionals and agents of the Persons listed in subsections (a) through (e) of this definition, along with the successors and assigns of each of the foregoing.

99. Executory Contract means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

100. Existing AIG Credit Agreement means that certain Loan Agreement, dated as of February 29, 2008 by and among (a) the AIG Debtors and (b) AIG, as agent and lender (as amended, supplemented, or otherwise modified, and together with all Finance Documents (as defined in the Existing AIG Credit Agreement)) and mortgages, documents, notes, instruments, and any other agreements delivered pursuant thereto or in connection therewith.

101. Existing BOA Credit Agreement means that certain Second Amended and Restated Credit Agreement, dated as of January 27, 2011, by and among (a) the BOA Debtors, (b) the BOA Lenders, and (c) BOA Agent, as administrative agent, swing line lender and L/C issuer (as amended, supplemented, or otherwise modified from time to time, and together with all Loan Documents (as defined in the Existing BOA Credit Agreement)) and mortgages, documents, notes, instruments, and any other agreements delivered pursuant thereto or in connection therewith, including without limitation, that certain ISDA Master Agreement and Schedule, dated as of June 28, 2005, as amended July 24, 2006, between TBS International Limited, Albemarle Maritime Corp., Arden Maritime Corp., Asia-America Ocean Carriers Ltd., Birnam Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Darby Navigation Corp., Dover Maritime Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Henley Maritime Corp., Hudson Maritime Corp., Kensington Shipping Corp., Newkirk Navigation Corp., Oldcastle Shipping Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vernon Maritime Corp. and Windsor Maritime Corp., collectively, as Party B, and Bank of America, N.A., as Party A.

102. Existing Credit Suisse Credit Agreement means that certain Loan Agreement dated December 7, 2007 by and among the Credit Suisse Debtors and Credit Suisse (as amended, supplemented, or otherwise modified, and together with all Finance Documents (as defined in the Existing Credit Suisse Credit Agreement)) and mortgages, documents, notes, instruments, and any other agreements delivered pursuant thereto or in connection therewith, including, without limitation, that certain ISDA Master Agreement and Schedule, dated as of December 7, 2007, between Claremont Shipping Corporation and Yorkshire Shipping Corporation, as Party B, and Credit Suisse, as Party A.

103. Existing DVB Credit Agreement means that certain Fifth Amendatory Agreement dated as of January 27, 2011 by and among (a) the DVB Debtors, (b) DVB Group Merchant Bank (Asia) Ltd., as Lender, Facility Agent and Security Trustee, (c) the DVB Lenders, (d) DVB, (e) the Governor and Company of the Bank of Ireland, and (f) Natixis (as amended, supplemented, or otherwise modified, and together with all Finance Documents (as defined in the Existing DVB Credit Agreement)) and mortgages, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith, including without limitation, (x) that certain ISDA Master Agreement and Schedule, dated as of January 23, 2008, between Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp. and Whitehall Marine Transport Corp., as Party B, and DVB Bank AG, as Party A, (y) that certain ISDA Master Agreement and Schedule, dated as of January 23, 2008, between Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp. and Whitehall Marine Transport Corp., as Party B, and The Governor and Company of the Bank of Ireland, as Party A, and (z) that certain ISDA Master Agreement and Schedule, dated as of January 23, 2008, between Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp. and Whitehall Marine Transport Corp., as Party B, and Natixis, as Party A.

104. Federal Judgment Rate means the federal judgment interest rate which was in effect as of the Petition Date.

105. File or Filed means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

106. Final Order means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and no appeal, petition for certiorari, or motion for a new trial, reargument, or rehearing has been timely filed, or as to which any appeal that has been taken, any petition for certiorari, or motion for a new trial, reargument, or rehearing that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

107. Forfeiture Date means the date that is the one year anniversary of the Effective Date.

108. General Unsecured Claim means any Claim, other than an Intercompany Claim or a Subordinated Claim, that is neither Secured nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code; provided, however, that General Unsecured Claims do not include L/C Claims, RBS Syndicate Claims, or Claims arising under the Prepetition Credit Agreements.  A General Unsecured Claim shall be Allowed, to the extent such Claim is reflected in the books and records of the Debtors, in the amount reflected in such books and records, subject to the right of the Claimant to object to such amount in accordance with normal and customary practice; a General Unsecured Claim that is not reflected in the books and records of the Debtors shall be Allowed, except to the extent Disputed by the Debtors pursuant to the dispute resolution procedures in the Plan.

109. Governmental Unit has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

110. Holder means any Person holding an Interest or Claim.

111. Impaired means a Claim or a Class of Claims that is impaired within the meaning of section 1124 of the Bankruptcy Code.

112. Implementation Memorandum means the memorandum describing the restructurings, transfers, or other corporate transactions that the Debtors determine to be necessary or appropriate to effect the Restructuring in compliance with the Bankruptcy Code and, to the maximum extent possible, in a tax efficient manner.  The Implementation Memorandum shall be filed in the Plan Supplement.

113. Intercompany Claim means any Claim held by a Debtor against another Debtor or any Claim held by an Affiliate against a Debtor.

114. Intercompany Contracts means any Executory Contract by or between or among any of the Debtors.

115. Intercompany Interests means the Interests held in a Debtor by another Debtor.

116. Interests means, as to each Debtor, any: (a) Equity Security of such Debtor, including all shares or similar securities in any Debtor, whether or not transferable or denominated “stock”, and whether issued, unissued, authorized, or outstanding; (b) any warrants, options, or contractual rights to purchase, sell, subscribe or acquire such Equity Security at any time and all rights arising with respect thereto; and (c) any similar interest in a Debtor.

117. Laguna Belle Charter means that certain Bareboat Charter, dated as of January 24, 2007, by and between Beekman Shipping Corp., as charterer, and Rushmore Shipping LLC, as owner of the M/V Laguna Belle, as amended on Effective Date pursuant to the Amended DVB Bareboat Charters.

118. L/C Claims means Claims that are the beneficiary of a letter of credit issued for the benefit of the Debtors under the Existing BOA Credit Agreement or under any other applicable agreement; anything herein or in the Plan to the contrary notwithstanding, L/C Claims do not include the Claim of any issuer of a letter of credit on behalf of the Debtors.

119. Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

120. Liquidation Analysis means the liquidation analysis attached as Exhibit B to the Disclosure Statement.

121. New Articles of Association means, as to any Reorganized Debtor that is a U.S. entity, the Articles of Association of such entity, and as to New TBS Parent and any Reorganized Debtor that is not a U.S. entity, any equivalent corporate governance document, in either case, which documents shall be substantially in the forms filed in the Plan Supplement.

122. New Boards means the initial boards of directors (or their equivalents under applicable law) of New TBS Parent and the Reorganized Debtors.

123. New Bylaws means, as to any Reorganized Debtor that is a U.S. entity, the bylaws of such entity, and as to New TBS Parent and any Reorganized Debtor that is not a U.S. entity, any equivalent corporate governance document, in either case, which documents shall be substantially in the forms filed in the Plan Supplement.

124. New Class A Common Stock means the new class A shares of New TBS Parent to be allocated among holders of BOA Syndicate Claims and DVB Syndicate Claims in accordance with Equity and Corporate Governance Term Sheet. The New Class A Common Stock shall represent 90% of the issued, outstanding and vested New Class A Common Stock and New Class B Common Stock on the Effective Date; provided, however, that the New Class A Common Stock will be subject to dilution by the New Class C Common Stock, if issued, to the extent provided in the New Management Incentive Plan and/or the Implementation Memorandum.  The New Class A Common Stock shall have such other characteristics and rights, including a preferred return of $500,000, as described in the Equity and Corporate Governance Term Sheet and the definitive documents implementing such term sheet.

125. New Class B Common Stock means the new class B shares of New TBS Parent to be allocated to plan recipients under the New Management Incentive Plan.  The initial recipients of the New Class B Common Stock will receive, on the Effective Date, vested Class B shares representing 10% of the issued, outstanding and vested New Class A Common Stock and New Class B Common Stock on the Effective Date; provided, however, that the New Class B Common Stock will be subject to dilution by the New Class C Common Stock, if issued, to the extent provided in the New Management Incentive Plan and/or the Implementation Memorandum.  The New Class B Common Stock shall have such other characteristics and rights, including a catch-up return of $55,555, as described in the Equity and Corporate Governance Term Sheet and the definitive documents implementing such term sheet.

126. New Class C Common Stock means the new initially unvested class C shares of New TBS Parent which, pursuant to the Implementation Memorandum, may be issued and allocated to recipients under the New Management Incentive Plan.  If shares of New Class C Common Stock are issued, the vesting schedule for New Class C Common Stock and milestones related thereto shall be subject to the terms and conditions of the New Management Incentive Plan, the New TBS Parent Shareholder Agreement or the Implementation Memorandum.  Immediately upon vesting, shares of New Class C Common Stock shall automatically convert into shares of New Class B Common Stock.  The New Class C Common Stock shall have such other characteristics and rights as described in the Equity and Corporate Governance Term Sheet and the definitive documents implementing such term sheet.

127. New Common Stock means, collectively, the New Class A Common Stock, the New Class B Common Stock and the New Class C Common Stock of New TBS Parent.  The New Class A Common Stock, the New Class B Common Stock and the New Class C Common Stock may, if necessary to implement the restructuring as provided herein, be in the form of preferred stock of New TBS Parent.  The character and terms of the New Common Stock will be set forth in the New TBS Parent Shareholder Agreement, and documents related thereto, that will be filed in the Plan Supplement.

128. New Credit Agreements means the Amended and Restated Credit Suisse Credit Agreement, and the Amended and Restated AIG Credit Agreement.

129. New Credit Agreement Distribution Procedures means, as to any (a) lender under the  BOA/DVB Exit Facility or the Credit Suisse Exit Facility or (b) Claimant in Classes 3(1), (2), (3), and (61)-(67); 4(1)-(60); 5(1), (2), and (68)-(69); and 6(1), (2), (3), and (70)-(73), compliance by such Claimant with the following procedures, unless the applicable Agent, or BOA/DVB Exit Facility Agent determines that the lender or Claimant would still be bound by the applicable documents notwithstanding the failure to execute them:

i.
Execution of the BOA/DVB Exit Facility Agreement, Credit Suisse Exit Facility Agreement, New Credit Agreement and/or New Senior Secured Loan Agreement applicable to such lender or Claimant or an accession letter, acceptable to the Agent with respect to such BOA/DVB Exit Facility Agreement, Credit Suisse Exit Facility Agreement, New Credit Agreement and/or New Senior Secured Loan Agreement, binding such lender or Claimant to the provisions of the BOA/DVB Exit Facility Agreement, Credit Suisse Exit Facility Agreement, New Credit Agreement and/or New Senior Secured Loan Agreement, and the other finance documents related thereto, including any applicable intercreditor agreement;

ii.
Provision of such information and documentation as the Debtors and the Agent under the applicable BOA/DVB Exit Facility Agreement, Credit Suisse Exit Facility Agreement, New Credit Agreement and/or New Senior Secured Loan Agreement may reasonably require to ensure compliance with applicable withholding and reporting requirements, including delivery of the applicable Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9; and

iii.
Provision of any other item required by the Agent under the applicable BOA/DVB Exit Facility Agreement, Credit Suisse Exit Facility Agreement, New Credit Agreement and/or New Senior Secured Loan Agreement.

130. New Employment Agreements means the four new employment agreements between the New TBS Parent and the Reorganized Debtors, on the one hand, and each of Joseph Royce, Gregg McNelis, Lawrence Blatte, and Ferdinand Lepere, on the other hand, which New Employment Agreements shall become effective on the Effective Date.  The terms of the New Employment Agreements shall be substantially in accordance with the terms set forth in the New Employment Agreement Term Sheet.  Each of the New Employment Agreements shall be substantially in the form filed in the Plan Supplement and, in addition to being approved in the Confirmation Order, shall be approved by the New Boards.

131. New Employment Agreement Term Sheet means that certain term sheet, attached as Exhibit L to the Disclosure Statement, that sets forth the terms of the New Employment Agreements for Joseph Royce, Gregg McNelis, Lawrence Blatte, and Ferdinand Lepere applicable to New TBS Parent on and after the Effective Date.

132. New Management Incentive Plan means the new management incentive plan applicable to New TBS Parent and the Reorganized Debtors on and after the Effective Date, the terms of which shall be substantially in accordance with the terms set forth in the New Management Incentive Plan Term Sheet.  The New Management Incentive Plan shall be substantially in the form filed in the Plan Supplement and, in addition to being approved in the Confirmation Order, shall be approved by the New Boards and the holders of the New Common Stock immediately after the Effective Date in accordance with applicable law.

133. New Management Incentive Plan Term Sheet means that certain term sheet, attached as Exhibit M to the Disclosure Statement that sets forth the terms of the New Management Incentive Plan applicable to New TBS Parent and the Reorganized Debtors on and after the Effective Date.

134. New Senior Secured Cash Pay Loan Obligations means the obligations of New TBS Parent and certain Reorganized Debtors under the New Senior Secured Cash Pay Loan Tranche of the New Senior Secured Loan Facility, to be distributed among holders of BOA Syndicate Claims and DVB Syndicate Claims on the Effective Date, as provided in Article IV of the Plan.

135. New Senior Secured Cash Pay Loan Tranche means the cash pay tranche of the New Senior Secured Loan Facility, which tranche shall have an aggregate principal amount of $30,000,000.

136. New Senior Secured Loan Agent means BOA or any successor administrative agent under the New Senior Secured Loan Facility.

137. New Senior Secured Loan Agreement means that certain post-Effective Date loan agreement executed and delivered in connection with the New Senior Secured Loan Facility, including and incorporating any agreements, documents, or supplements related thereto or delivered in connection therewith.

138. New Senior Secured Loan Facility means a new second lien term loan credit facility comprised of the New Senior Secured Cash Pay Loan Tranche and the New Senior Secured PIK Loan Tranche, in the aggregate amount of approximately $151,000,000 plus any additional accrued and unpaid interest (including interest paid in kind), fees, swap termination obligations (if any) and other obligations arising under both the Existing BOA Credit Agreement and Existing DVB Credit Agreement), to be entered into by New TBS Parent, the Reorganized Debtors (other than the AIG Grantors and the CS Grantors), and the New Senior Secured Loan Agent on the Effective Date, the terms of which shall be substantially in accordance with the terms set forth in the BOA/DVB Debt Term Sheet. The New Senior Secured Loan Facility will be substantially in the form filed in the Plan Supplement.

139. New Senior Secured PIK Loan Obligations means the obligations of New TBS Parent and the Reorganized Debtors under the New Senior Secured PIK Loan Tranche of the New Senior Secured Loan Facility, to be distributed among holders of BOA Syndicate Claims and DVB Syndicate Claims on the Effective Date, as provided in Article IV of the Plan.

140. New Senior Secured PIK Loan Tranche means the payment-in-kind tranche of the New Senior Secured Loan Facility, which tranche shall have an aggregate amount of approximately $121,000,000 plus any additional accrued and unpaid interest (including interest paid in kind), fees, swap termination obligations (if any) and other obligations arising under both the Existing BOA Credit Agreement and Existing DVB Credit Agreement).

141. New TBS Parent means the new parent entity of the Reorganized Debtors to be formed prior to the Effective Date which formation shall be performed as set forth in the Implementation Memorandum.  New TBS Parent shall hold 100% of the issued and outstanding common shares in Reorganized TBS Holdings Limited.

142. New TBS Parent Shareholder Agreement means that certain agreement, to be entered into as of the Effective Date, by and among New TBS Parent and the holders of New Common Stock, the terms of which shall be substantially in accordance with the terms set forth in the Equity and Corporate Governance Term Sheet.  The New TBS Parent Shareholder Agreement will be substantially in the form filed in the Plan Supplement.

143. Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

144. Other Secured Claim means any Secured Claim that is not a Claim under a Prepetition Credit Agreement.  For the avoidance of doubt, Claims of the issuer of any letter of credit that is not issued under a Prepetition Credit Agreement are Other Secured Claims.

145. Person means any person, including without limitation, any individual, entity, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, estate, trust, unincorporated association or organization, official committee, ad hoc committee or group, governmental agency or political subdivision thereof, the U.S. Trustee, and any successors or assigns of any of the foregoing.

146. Petition Date means the date on which the Chapter 11 Cases were commenced with the filing of voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

147. Plan means the Joint Prepackaged Plan of Reorganization for the Debtors under Chapter 11 of the Bankruptcy Code proposed by the Debtors, dated January 31, 2012, and all annexes and exhibits attached thereto or referenced therein including, without limitation, the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

148. Plan Documents means the Plan, the Plan Supplement, the Disclosure Statement, and all documents, attachments, annexes, and exhibits attached to the Plan or the Disclosure Statement that aid in effectuating the Plan, as the same may be amended, modified, or supplemented, in accordance with their terms, including but not limited to those documents implementing the Term Sheets.

149. Plan Supplement means the supplement to the Plan to be filed by the Debtors with the Bankruptcy Court not later than 7 days prior to the Confirmation Hearing, which supplement shall contain forms of substantially final documents required for the implementation of the Plan, including but not limited to those documents implementing the Term Sheets.

150. Plan Support Agreement means that certain Plan Support Agreement, by and among the Debtors, the Supporting Prepetition Lenders, Joseph Royce, Gregg McNelis, Lawrence Blatte, and Ferdinand Lepere, attached as Exhibit D to the Disclosure Statement.

151. Postpetition Period means the period of time following the Petition Date through the Confirmation Date.

152. Preferred Stock means the Series A and Series B preference shares issued by TBS Parent.

153. Prepetition Credit Agreements means the Existing BOA Credit Agreement, the Existing DVB Credit Agreement, the Existing Credit Suisse Agreement, and the Existing AIG Credit Agreement.

154. Prepetition Lenders means the lenders under the Prepetition Credit Agreements.

155. Priority Tax Claim means a Claim of a kind specified in section 507(a)(8) of the Bankruptcy Code.

156. Pro Rata Share means, with reference to any Distribution on account of any Allowed Claim or Allowed Interest in (a) Classes 3(1), (2), (3) and (61)-(67) and Classes 4(1)-(60), a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim bears to the aggregate amount of all Allowed Claims in Classes 3(1), (2), (3) and (61)-(67) and Classes 4(1)-(60) combined and (b) any other Class, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such claim bears to the aggregate amount of all Allowed Claims or Allowed Interests in the same Class.

157. Professional Compensation Claim means each Administrative Expense Claim for compensation, indemnification, or reimbursement of expenses incurred by Professionals through the Confirmation Date pursuant to section 327, 328, 330, 331, 363, or 503(b) of the Bankruptcy Code in connection with the Chapter 11 Cases.

158. Professionals means those Persons (a) employed pursuant to an order of the Bankruptcy Court in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code, for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(1) of the Bankruptcy Code and/or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court or is sought pursuant to section 503(b)(4) of the Bankruptcy Code.

159. Proof of Claim means any proof of claim filed with the Bankruptcy Court or the Balloting and Claims Agent with respect to a Debtor pursuant to section 501 of the Bankruptcy Code and Bankruptcy Rules 3001 or 3002.

160. RBS means Royal Bank of Scotland plc.

161. RBS Agent means RBS, as agent under the RBS Credit Agreement.

162. RBS Credit Agreement means that certain Loan Agreement dated as of March 29, 2007 by and among (a) the RBS Obligors, (b) RBS, as lead arranger and agent, and (c) the RBS Lenders (as amended, supplemented, or otherwise modified from time to time, and together with all Finance Documents (as defined in the RBS Credit Agreement)) and mortgages, documents, notes, instruments, and any other agreements delivered pursuant thereto or in connection therewith, including without limitation, that certain ISDA Master Agreement and Schedule, dated as of March 29, 2007, between Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp. and Sunswyck Maritime Corp., as Party B, and The Royal Bank of Scotland plc, as Party A, any Account Security Deeds and any other documents related to or issued under or in connection with the RBS Credit Agreement, including but not limited to documents executed in connection with the January 27, 2011 restructuring of TBS Parent and its affiliates, and any engagement or fee letter with advisors (whether legal or financial) to RBS and/or the RBS Lenders.

163. RBS Lenders means the Holders of Claims arising under the RBS Credit Agreement.

164. RBS Obligors means Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., and Sunswyck Maritime Corp..

165. RBS Settlement Agreement means that certain RBS Vessel Turnover Term Sheet, dated as of January 4, 2012, by and between the RBS Agent and the RBS Obligors that provides for the return of certain vessels and certain other assets constituting Collateral under the RBS Credit Agreement, and for a full and final settlement all Claims of the RBS Agent and the RBS Lender against the Debtors and certain of their non-Debtor Affiliates arising under the RBS Credit Agreement, subject to the provisions of the RBS Vessel Turnover Term Sheet.  The RBS Settlement Agreement is attached as Exhibit H to the Disclosure Statement.

166. RBS Settlement Agreement Assumption Motion means the motion, filed by the Debtors, to assume the RBS Settlement Agreement pursuant to section 365 of the Bankruptcy Code, which the Debtors intend to file after the Petition Date and seek to have approved by the Bankruptcy Court at the Confirmation Hearing.

167. RBS Settlement Obligations means the continuing obligations of RBS and the Debtors under the RBS Settlement Agreement.

168. RBS Syndicate Claims means any and all claims of the RBS Agent, the RBS Lenders or any other parties against the Debtors or certain of their non-Debtor affiliates party to the RBS Credit Agreement that have arisen or may arise under the RBS Credit Agreement, including without limitation, obligations for principal, interest, fees, charges, expenses, professional reimbursement and restructuring fees.

169. Record Date means 5:00 pm (prevailing U.S. Eastern Time) on January 23, 2011.

170. Rejected Executory Contract and Unexpired Lease List means the list (as may be amended from time to time), as determined by the Debtors, of Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be rejected by the Debtors pursuant to Article VI of the Plan.

171. Released Parties means (a) the Debtors, (b) the Committee and its members, (c) the BOA/DVB DIP Lenders and the Credit Suisse DIP lender, and (d) AIG, Credit Suisse, the other Prepetition Lenders, and each of the respective Agents for the Prepetition Credit Agreements, and the respective officers, directors, employees, professionals, Professionals and agents of the Persons identified in subsections (a) through (d) of this definition, along with the successors and assigns of each of the foregoing.

172. Reorganized means, when used with reference to a Debtor, such Debtor on and after the Effective Date.

173. Reorganized Debtors means, subject to the Restructuring Transactions, individually, any Reorganized Debtor or its successor and collectively, all Reorganized Debtors and their successors, on or after the Effective Date.

174. Restructuring means the restructuring of the Debtors’ capital structure implemented by the Plan and the transactions contemplated in connection therewith.

175. Restructuring Transactions means the corporate and operational restructuring transactions provided for in Section 7.6 of the Plan.

176. Schedules means the schedules, statements, and lists, if any, filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, if any, as may be amended or supplemented from time to time.

177. Scheduling Motion means the motion filed by the Debtors, substantially contemporaneously with the filing of the Chapter 11 Cases, satisfying the criteria set forth for a Scheduling Motion in Part III.A. of that certain General Order M-387, dated November 24, 2009, entered in the United States Bankruptcy Court for the Southern District of New York by The Honorable Stuart M. Bernstein and captioned In the Matter of the Adoption of Prepackaged Chapter 11 Case Amended Guidelines, Amending General Order 203.

178. Scheduling Order means the order granting the Scheduling Motion and scheduling the Confirmation Hearing.

179. Seminole Princess Charter means that certain Bareboat Charter, dated as of January 24, 2007, by and between Fairfax Shipping Corp., as charter, and Adirondack Shipping LLC, as owner of the M/V Seminole Princess, as amended by the Amended DVB Bareboat Charters.

180. Secured means when referring to a Claim:  (a) secured by a Lien on property in which an Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law,  or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed as such pursuant to the Plan.  For the avoidance of doubt, a Claim shall be “Secured” hereunder if such security would be recognized as valid and enforceable under applicable law of the foreign jurisdiction pursuant to which such security was created.

181. Securities Act means the Securities Act of 1933, 15 U.S.C.  §§ 77a-77m, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Cases.

182. Solicitation Package means the package mailed to Holders of Claims entitled to vote to accept or reject the Plan, which package contains, among other things, (a) a copy of the Plan, (b) a copy of the Disclosure Statement, and (c) the appropriate Ballot, Ballot Instructions, and Ballot return envelope.

183. Subordinated Claim means any Claim that is neither Secured nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court and that is subordinated to General Unsecured Claims.

184. Supporting Prepetition Lenders means those Holders of Claims who are parties to the Plan Support Agreement.

185.	TBS Commercial means TBS Commercial Group Ltd.

186. TBS Commercial/Beacon Holdings Option Agreement means that certain option agreement between TBS Commercial, Beacon Holdings and New TBS Parent pursuant to which New TBS Parent shall have the option until June 30, 2012 to require TBS Commercial and Beacon Holdings to dissolve foreign operations, close foreign offices used exclusively by TBS Commercial or Beacon Holdings, and use reasonable efforts to transition the workforce of TBS Commercial and Beacon Holdings to New TBS Parent or one or more of its direct and indirect subsidiaries (to the extent requested by New TBS Parent), in each case pursuant to the terms and conditions of the TBS Commercial/Beacon Holdings Option Agreement.  The TBS Commercial/Beacon Holdings Option Agreement will be substantially in the form filed in the Plan Supplement and substantially in accordance with the terms set forth in the TBS Commercial Term Sheet.

187. TBS Commercial Management Agreements means those certain management agreements dated as of the Effective Date, under which TBS Commercial and Beacon Holdings, and their subsidiaries, shall agree to provide services to New TBS Parent and its direct and indirect subsidiaries.  The TBS Commercial Management Agreements will be substantially in the forms to be negotiated by the respective parties thereto and filed in the Plan Supplement.

188. TBS Commercial Term Sheet means that certain term sheet, attached as Exhibit N to the Disclosure Statement, that sets forth the terms of the TBS Commercial Management Agreements and the TBS Commercial/Beacon Holdings Option Agreement.

189. TBS International means TBS International Limited, an entity organized under the laws of Bermuda, and the direct subsidiaries of TBS Parent and direct parent of TBS Holdings Limited.

190. TBS Parent means TBS International public limited company, an entity organized under the laws of the Republic of Ireland.

191. Term Sheets means collectively, the AIG Term Sheet, the Bareboat Charter Term Sheet, the BOA/DVB Debt Term Sheet, the BOA/DVB DIP Facility Term Sheet, the Credit Suisse Term Sheet, the Equity and Corporate Governance Term Sheet, the New Employment Agreement Term Sheet, the New Management Incentive Plan Term Sheet, and the TBS Commercial Term Sheet.

192. U.S. Trustee means the United States Trustee for the Southern District of New York.

193. U.S. Trustee Fees means all fees and charges assessed against the Estates under section 1930 of title 28 of the United States Code, and interest, if any, for delinquent quarterly fees pursuant to section 3717 of title 31 of the United States Code.

194. Unclaimed Property means unclaimed Cash held by the Disbursing Agent and any Distributions returned to or otherwise held by the Disbursing Agent on the Forfeiture Date as well as any other Distributions not claimed on the Forfeiture Date.

195. Unexpired Lease means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

196. Unimpaired means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

197. Voting Deadline means 5:00 p.m. (Prevailing U.S. Eastern Time) on February 14, 2012, which is the deadline for submitting Ballots.

198. Voting Report means the report prepared by the Balloting and Claims Agent which reports the results of the tabulation of votes to accept or reject the Plan.

APPENDIX C – List of Classes

Class	Claims and Interests
Class 1(1)	Other Priority Claims against TBS International plc
Class 1(2)	Other Priority Claims against TBS International Limited
Class 1(3)	Other Priority Claims against TBS Holdings Limited
Class 1(4)	Other Priority Claims against TBS Shipping Services Inc.
Class 1(5)	Other Priority Claims against Albemarle Maritime Corp
Class 1(6)	Other Priority Claims against Arden Maritime Corp.
Class 1(7)	Other Priority Claims against Avon Maritime Corp.
Class 1(8)	Other Priority Claims against Azalea Shipping & Chartering Inc.
Class 1(9)	Other Priority Claims against Beekman Shipping Corp.
Class 1(10)	Other Priority Claims against Birnam Maritime Corp.
Class 1(11)	Other Priority Claims against Bristol Maritime Corp.
Class 1(12)	Other Priority Claims against Chester Shipping Corp.
Class 1(13)	Other Priority Claims against Compass Chartering Corp.
Class 1(14)	Other Priority Claims against Cumberland Navigation Corp.
Class 1(15)	Other Priority Claims against Darby Navigation Corp.
Class 1(16)	Other Priority Claims against Dover Maritime Corp.
Class 1(17)	Other Priority Claims against Elrod Shipping Corp.
Class 1(18)	Other Priority Claims against Exeter Shipping Corp.
Class 1(19)	Other Priority Claims against Fairfax Shipping Corp.
Class 1(20)	Other Priority Claims against Frankfort Maritime Corp.
Class 1(21)	Other Priority Claims against Glenwood Maritime Corp.
Class 1(22)	Other Priority Claims against Hansen Shipping Corp.
Class 1(23)	Other Priority Claims against Hartley Navigation Corp.
Class 1(24)	Other Priority Claims against Henley Maritime Corp.
Class 1(25)	Other Priority Claims against Hudson Maritime Corp.
Class 1(26)	Other Priority Claims against Jessup Maritime Corp.
Class 1(27)	Other Priority Claims against Leaf Shipping Corp.
Class 1(28)	Other Priority Claims against Montrose Maritime Corp.
Class 1(29)	Other Priority Claims against Oldcastle Shipping Corp.
Class 1(30)	Other Priority Claims against Quentin Navigation Corp.
Class 1(31)	Other Priority Claims against Rector Shipping Corp.
Class 1(32)	Other Priority Claims against Remsen Navigation Corp.
Class 1(33)	Other Priority Claims against Roymar Ship Management, Inc.
Class 1(34)	Other Priority Claims against Sheffield Maritime Corp.
Class 1(35)	Other Priority Claims against Sherman Maritime Corp.
Class 1(36)	Other Priority Claims against Sterling Shipping Corp.
Class 1(37)	Other Priority Claims against Stratford Shipping Corp.
Class 1(38)	Other Priority Claims against Vedado Maritime Corp.
Class 1(39)	Other Priority Claims against Vernon Maritime Corp.
Class 1(40)	Other Priority Claims against Windsor Maritime Corp.
Class 1(41)	Other Priority Claims against Westbrook Holdings Ltd.
Class 1(42)	Other Priority Claims against Transworld Cargo Carriers, S.A.
Class 1(43)	Other Priority Claims against Mercury Marine Ltd.
Class 1(44)	Other Priority Claims against TBS Worldwide Services Inc.
Class 1(45)	Other Priority Claims against Pacific Rim Shipping Corp.
Class 1(46)	Other Priority Claims against TBS African Ventures Limited
Class 1(47)	Other Priority Claims against TBS do Sul Ltd.
Class 1(48)	Other Priority Claims against TBS Eurolines, Ltd.
Class 1(49)	Other Priority Claims against TBS Latin America Liner, Ltd.
Class 1(50)	Other Priority Claims against TBS Middle East Carriers, Ltd.
Class 1(51)	Other Priority Claims against TBS North America Liner, Ltd.
Class 1(52)	Other Priority Claims against TBS Ocean Carriers, Ltd.
Class 1(53)	Other Priority Claims against TBS Pacific Liner, Ltd.
Class 1(54)	Other Priority Claims against TBS Warehouse & Distribution Group Ltd.
Class 1(55)	Other Priority Claims against TBS Warehouse & Equipment Holdings Ltd.
Class 1(56)	Other Priority Claims against TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc.
Class 1(57)	Other Priority Claims against TBSI New Ship Development Corp.
Class 1(58)	Other Priority Claims against TBS Mining Limited
Class 1(59)	Other Priority Claims against TBS U.S. Enterprises LLC
Class 1(60)	Other Priority Claims against TBS Energy Logistics L.P.
Class 1(61)	Other Priority Claims against Bedford Maritime Corp.
Class 1(62)	Other Priority Claims against Brighton Maritime Corp.
Class 1(63)	Other Priority Claims against Hari Maritime Corp.
Class 1(64)	Other Priority Claims against Prospect Navigation Corp.
Class 1(65)	Other Priority Claims against Hancock Navigation Corp.
Class 1(66)	Other Priority Claims against Columbus Maritime Corp.
Class 1(67)	Other Priority Claims against Whitehall Marine Transport Corp.
Class 1(68)	Other Priority Claims against Claremont Shipping Corp.
Class 1(69)	Other Priority Claims against Yorkshire Shipping Corp.
Class 1(70)	Other Priority Claims against Amoros Maritime Corp.
Class 1(71)	Other Priority Claims against Lancaster Maritime Corp.
Class 1(72)	Other Priority Claims against Chatham Maritime Corp.
Class 1(73)	Other Priority Claims against Sherwood Shipping Corp.
Class 2(1)	Other Secured Claims against TBS International plc
Class 2(2)	Other Secured Claims against TBS International Limited
Class 2(3)	Other Secured Claims against TBS Holdings Limited
Class 2(4)	Other Secured Claims against TBS Shipping Services Inc.
Class 2(5)	Other Secured Claims against Albemarle Maritime Corp
Class 2(6)	Other Secured Claims against Arden Maritime Corp.
Class 2(7)	Other Secured Claims against Avon Maritime Corp.
Class 2(8)	Other Secured Claims against Azalea Shipping & Chartering Inc.
Class 2(9)	Other Secured Claims against Beekman Shipping Corp.
Class 2(10)	Other Secured Claims against Birnam Maritime Corp.
Class 2(11)	Other Secured Claims against Bristol Maritime Corp.
Class 2(12)	Other Secured Claims against Chester Shipping Corp.
Class 2(13)	Other Secured Claims against Compass Chartering Corp.
Class 2(14)	Other Secured Claims against Cumberland Navigation Corp.
Class 2(15)	Other Secured Claims against Darby Navigation Corp.
Class 2(16)	Other Secured Claims against Dover Maritime Corp.
Class 2(17)	Other Secured Claims against Elrod Shipping Corp.
Class 2(18)	Other Secured Claims against Exeter Shipping Corp.
Class 2(19)	Other Secured Claims against Fairfax Shipping Corp.
Class 2(20)	Other Secured Claims against Frankfort Maritime Corp.
Class 2(21)	Other Secured Claims against Glenwood Maritime Corp.
Class 2(22)	Other Secured Claims against Hansen Shipping Corp.
Class 2(23)	Other Secured Claims against Hartley Navigation Corp.
Class 2(24)	Other Secured Claims against Henley Maritime Corp.
Class 2(25)	Other Secured Claims against Hudson Maritime Corp.
Class 2(26)	Other Secured Claims against Jessup Maritime Corp.
Class 2(27)	Other Secured Claims against Leaf Shipping Corp.
Class 2(28)	Other Secured Claims against Montrose Maritime Corp.
Class 2(29)	Other Secured Claims against Oldcastle Shipping Corp.
Class 2(30)	Other Secured Claims against Quentin Navigation Corp.
Class 2(31)	Other Secured Claims against Rector Shipping Corp.
Class 2(32)	Other Secured Claims against Remsen Navigation Corp.
Class 2(33)	Other Secured Claims against Roymar Ship Management, Inc.
Class 2(34)	Other Secured Claims against Sheffield Maritime Corp.
Class 2(35)	Other Secured Claims against Sherman Maritime Corp.
Class 2(36)	Other Secured Claims against Sterling Shipping Corp.
Class 2(37)	Other Secured Claims against Stratford Shipping Corp.
Class 2(38)	Other Secured Claims against Vedado Maritime Corp.
Class 2(39)	Other Secured Claims against Vernon Maritime Corp.
Class 2(40)	Other Secured Claims against Windsor Maritime Corp.
Class 2(41)	Other Secured Claims against Westbrook Holdings Ltd.
Class 2(42)	Other Secured Claims against Transworld Cargo Carriers, S.A.
Class 2(43)	Other Secured Claims against Mercury Marine Ltd.
Class 2(44)	Other Secured Claims against TBS Worldwide Services Inc.
Class 2(45)	Other Secured Claims against Pacific Rim Shipping Corp.
Class 2(46)	Other Secured Claims against TBS African Ventures Limited
Class 2(47)	Other Secured Claims against TBS do Sul Ltd.
Class 2(48)	Other Secured Claims against TBS Eurolines, Ltd.
Class 2(49)	Other Secured Claims against TBS Latin America Liner, Ltd.
Class 2(50)	Other Secured Claims against TBS Middle East Carriers, Ltd.
Class 2(51)	Other Secured Claims against TBS North America Liner, Ltd.
Class 2(52)	Other Secured Claims against TBS Ocean Carriers, Ltd.
Class 2(53)	Other Secured Claims against TBS Pacific Liner, Ltd.
Class 2(54)	Other Secured Claims against TBS Warehouse & Distribution Group Ltd.
Class 2(55)	Other Secured Claims against TBS Warehouse & Equipment Holdings Ltd.
Class 2(56)	Other Secured Claims against TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc.
Class 2(57)	Other Secured Claims against TBSI New Ship Development Corp.
Class 2(58)	Other Secured Claims against TBS Mining Limited
Class 2(59)	Other Secured Claims against TBS U.S. Enterprises LLC
Class 2(60)	Other Secured Claims against TBS Energy Logistics L.P.
Class 2(61)	Other Secured Claims against Bedford Maritime Corp.
Class 2(62)	Other Secured Claims against Brighton Maritime Corp.
Class 2(63)	Other Secured Claims against Hari Maritime Corp.
Class 2(64)	Other Secured Claims against Prospect Navigation Corp.
Class 2(65)	Other Secured Claims against Hancock Navigation Corp.
Class 2(66)	Other Secured Claims against Columbus Maritime Corp.
Class 2(67)	Other Secured Claims against Whitehall Marine Transport Corp.
Class 2(68)	Other Secured Claims against Claremont Shipping Corp.
Class 2(69)	Other Secured Claims against Yorkshire Shipping Corp.
Class 2(70)	Other Secured Claims against Amoros Maritime Corp.
Class 2(71)	Other Secured Claims against Lancaster Maritime Corp.
Class 2(72)	Other Secured Claims against Chatham Maritime Corp.
Class 2(73)	Other Secured Claims against Sherwood Shipping Corp.
Class 3(1)	DVB Syndicate Claims against TBS International plc
Class 3(2)	DVB Syndicate Claims against TBS International Limited
Class 3(3)	DVB Syndicate Claims against TBS Holdings Limited
Class 3(61)	DVB Syndicate Claims against Bedford Maritime Corp.
Class 3(62)	DVB Syndicate Claims against Brighton Maritime Corp.
Class 3(63)	DVB Syndicate Claims against Hari Maritime Corp.
Class 3(64)	DVB Syndicate Claims against Prospect Navigation Corp.
Class 3(65)	DVB Syndicate Claims against Hancock Navigation Corp.
Class 3(66)	DVB Syndicate Claims against Columbus Maritime Corp.
Class 3(67)	DVB Syndicate Claims against Whitehall Marine Transport Corp.
Class 4(1)	BOA Syndicate Claims against TBS International plc
Class 4(2)	BOA Syndicate Claims against TBS International Limited
Class 4(3)	BOA Syndicate Claims against TBS Holdings Limited
Class 4(4)	BOA Syndicate Claims against TBS Shipping Services Inc.
Class 4(5)	BOA Syndicate Claims against Albemarle Maritime Corp
Class 4(6)	BOA Syndicate Claims against Arden Maritime Corp.
Class 4(7)	BOA Syndicate Claims against Avon Maritime Corp.
Class 4(8)	BOA Syndicate Claims against Azalea Shipping & Chartering Inc.
Class 4(9)	BOA Syndicate Claims against Beekman Shipping Corp.
Class 4(10)	BOA Syndicate Claims against Birnam Maritime Corp.
Class 4(11)	BOA Syndicate Claims against Bristol Maritime Corp.
Class 4(12)	BOA Syndicate Claims against Chester Shipping Corp.
Class 4(13)	BOA Syndicate Claims against Compass Chartering Corp.
Class 4(14)	BOA Syndicate Claims against Cumberland Navigation Corp.
Class 4(15)	BOA Syndicate Claims against Darby Navigation Corp.
Class 4(16)	BOA Syndicate Claims against Dover Maritime Corp.
Class 4(17)	BOA Syndicate Claims against Elrod Shipping Corp.
Class 4(18)	BOA Syndicate Claims against Exeter Shipping Corp.
Class 4(19)	BOA Syndicate Claims against Fairfax Shipping Corp.
Class 4(20)	BOA Syndicate Claims against Frankfort Maritime Corp.
Class 4(21)	BOA Syndicate Claims against Glenwood Maritime Corp.
Class 4(22)	BOA Syndicate Claims against Hansen Shipping Corp.
Class 4(23)	BOA Syndicate Claims against Hartley Navigation Corp.
Class 4(24)	BOA Syndicate Claims against Henley Maritime Corp.
Class 4(25)	BOA Syndicate Claims against Hudson Maritime Corp.
Class 4(26)	BOA Syndicate Claims against Jessup Maritime Corp.
Class 4(27)	BOA Syndicate Claims against Leaf Shipping Corp.
Class 4(28)	BOA Syndicate Claims against Montrose Maritime Corp.
Class 4(29)	BOA Syndicate Claims against Oldcastle Shipping Corp.
Class 4(30)	BOA Syndicate Claims against Quentin Navigation Corp.
Class 4(31)	BOA Syndicate Claims against Rector Shipping Corp.
Class 4(32)	BOA Syndicate Claims against Remsen Navigation Corp.
Class 4(33)	BOA Syndicate Claims against Roymar Ship Management, Inc.
Class 4(34)	BOA Syndicate Claims against Sheffield Maritime Corp.
Class 4(35)	BOA Syndicate Claims against Sherman Maritime Corp.
Class 4(36)	BOA Syndicate Claims against Sterling Shipping Corp.
Class 4(37)	BOA Syndicate Claims against Stratford Shipping Corp.
Class 4(38)	BOA Syndicate Claims against Vedado Maritime Corp.
Class 4(39)	BOA Syndicate Claims against Vernon Maritime Corp.
Class 4(40)	BOA Syndicate Claims against Windsor Maritime Corp.
Class 4(41)	BOA Syndicate Claims against Westbrook Holdings Ltd.
Class 4(42)	BOA Syndicate Claims against Transworld Cargo Carriers, S.A.
Class 4(43)	BOA Syndicate Claims against Mercury Marine Ltd.
Class 4(44)	BOA Syndicate Claims against TBS Worldwide Services Inc.
Class 4(45)	BOA Syndicate Claims against Pacific Rim Shipping Corp.
Class 4(46)	BOA Syndicate Claims against TBS African Ventures Limited
Class 4(47)	BOA Syndicate Claims against TBS do Sul Ltd.
Class 4(48)	BOA Syndicate Claims against TBS Eurolines, Ltd.
Class 4(49)	BOA Syndicate Claims against TBS Latin America Liner, Ltd.
Class 4(50)	BOA Syndicate Claims against TBS Middle East Carriers, Ltd.
Class 4(51)	BOA Syndicate Claims against TBS North America Liner, Ltd.
Class 4(52)	BOA Syndicate Claims against TBS Ocean Carriers, Ltd.
Class 4(53)	BOA Syndicate Claims against TBS Pacific Liner, Ltd.
Class 4(54)	BOA Syndicate Claims against TBS Warehouse & Distribution Group Ltd.
Class 4(55)	BOA Syndicate Claims against TBS Warehouse & Equipment Holdings Ltd.
Class 4(56)	BOA Syndicate Claims against TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc.
Class 4(57)	BOA Syndicate Claims against TBSI New Ship Development Corp.
Class 4(58)	BOA Syndicate Claims against TBS Mining Limited
Class 4(59)	BOA Syndicate Claims against TBS U.S. Enterprises LLC
Class 4(60)	BOA Syndicate Claims against TBS Energy Logistics L.P.
Class 5(1)	Credit Suisse Claims against TBS International plc
Class 5(2)	Credit Suisse Claims against TBS International Limited
Class 5(68)	Credit Suisse Claims against Claremont Shipping Corp.
Class 5(69)	Credit Suisse Claims against Yorkshire Shipping Corp.
Class 6(1)	AIG Claims against TBS International plc
Class 6(2)	AIG Claims against TBS International Limited
Class 6(3)	AIG Claims against TBS Holdings Limited
Class 6(70)	AIG Claims against Amoros Maritime Corp.
Class 6(71)	AIG Claims against Lancaster Maritime Corp.
Class 6(72)	AIG Claims against Chatham Maritime Corp.
Class 6(73)	AIG Claims against Sherwood Shipping Corp.
Class 7(1)	RBS Claims against TBS International plc
Class 7(2)	RBS Claims against TBS International Limited
Class 8(1)	General Unsecured Claims against TBS International plc
Class 8(2)	General Unsecured Claims against TBS International Limited
Class 8(3)	General Unsecured Claims against TBS Holdings Limited
Class 8(4)	General Unsecured Claims against TBS Shipping Services Inc.
Class 8(5)	General Unsecured Claims against Albemarle Maritime Corp
Class 8(6)	General Unsecured Claims against Arden Maritime Corp.
Class 8(7)	General Unsecured Claims against Avon Maritime Corp.
Class 8(8)	General Unsecured Claims against Azalea Shipping & Chartering Inc.
Class 8(9)	General Unsecured Claims against Beekman Shipping Corp.
Class 8(10)	General Unsecured Claims against Birnam Maritime Corp.
Class 8(11)	General Unsecured Claims against Bristol Maritime Corp.
Class 8(12)	General Unsecured Claims against Chester Shipping Corp.
Class 8(13)	General Unsecured Claims against Compass Chartering Corp.
Class 8(14)	General Unsecured Claims against Cumberland Navigation Corp.
Class 8(15)	General Unsecured Claims against Darby Navigation Corp.
Class 8(16)	General Unsecured Claims against Dover Maritime Corp.
Class 8(17)	General Unsecured Claims against Elrod Shipping Corp.
Class 8(18)	General Unsecured Claims against Exeter Shipping Corp.
Class 8(19)	General Unsecured Claims against Fairfax Shipping Corp.
Class 8(20)	General Unsecured Claims against Frankfort Maritime Corp.
Class 8(21)	General Unsecured Claims against Glenwood Maritime Corp.
Class 8(22)	General Unsecured Claims against Hansen Shipping Corp.
Class 8(23)	General Unsecured Claims against Hartley Navigation Corp.
Class 8(24)	General Unsecured Claims against Henley Maritime Corp.
Class 8(25)	General Unsecured Claims against Hudson Maritime Corp.
Class 8(26)	General Unsecured Claims against Jessup Maritime Corp.
Class 8(27)	General Unsecured Claims against Leaf Shipping Corp.
Class 8(28)	General Unsecured Claims against Montrose Maritime Corp.
Class 8(29)	General Unsecured Claims against Oldcastle Shipping Corp.
Class 8(30)	General Unsecured Claims against Quentin Navigation Corp.
Class 8(31)	General Unsecured Claims against Rector Shipping Corp.
Class 8(32)	General Unsecured Claims against Remsen Navigation Corp.
Class 8(33)	General Unsecured Claims against Roymar Ship Management, Inc.
Class 8(34)	General Unsecured Claims against Sheffield Maritime Corp.
Class 8(35)	General Unsecured Claims against Sherman Maritime Corp.
Class 8(36)	General Unsecured Claims against Sterling Shipping Corp.
Class 8(37)	General Unsecured Claims against Stratford Shipping Corp.
Class 8(38)	General Unsecured Claims against Vedado Maritime Corp.
Class 8(39)	General Unsecured Claims against Vernon Maritime Corp.
Class 8(40)	General Unsecured Claims against Windsor Maritime Corp.
Class 8(41)	General Unsecured Claims against Westbrook Holdings Ltd.
Class 8(42)	General Unsecured Claims against Transworld Cargo Carriers, S.A.
Class 8(43)	General Unsecured Claims against Mercury Marine Ltd.
Class 8(44)	General Unsecured Claims against TBS Worldwide Services Inc.
Class 8(45)	General Unsecured Claims against Pacific Rim Shipping Corp.
Class 8(46)	General Unsecured Claims against TBS African Ventures Limited
Class 8(47)	General Unsecured Claims against TBS do Sul Ltd.
Class 8(48)	General Unsecured Claims against TBS Eurolines, Ltd.
Class 8(49)	General Unsecured Claims against TBS Latin America Liner, Ltd.
Class 8(50)	General Unsecured Claims against TBS Middle East Carriers, Ltd.
Class 8(51)	General Unsecured Claims against TBS North America Liner, Ltd.
Class 8(52)	General Unsecured Claims against TBS Ocean Carriers, Ltd.
Class 8(53)	General Unsecured Claims against TBS Pacific Liner, Ltd.
Class 8(54)	General Unsecured Claims against TBS Warehouse & Distribution Group Ltd.
Class 8(55)	General Unsecured Claims against TBS Warehouse & Equipment Holdings Ltd.
Class 8(56)	General Unsecured Claims against TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc.
Class 8(57)	General Unsecured Claims against TBSI New Ship Development Corp.
Class 8(58)	General Unsecured Claims against TBS Mining Limited
Class 8(59)	General Unsecured Claims against TBS U.S. Enterprises LLC
Class 8(60)	General Unsecured Claims against TBS Energy Logistics L.P.
Class 8(61)	General Unsecured Claims against Bedford Maritime Corp.
Class 8(62)	General Unsecured Claims against Brighton Maritime Corp.
Class 8(63)	General Unsecured Claims against Hari Maritime Corp.
Class 8(64)	General Unsecured Claims against Prospect Navigation Corp.
Class 8(65)	General Unsecured Claims against Hancock Navigation Corp.
Class 8(66)	General Unsecured Claims against Columbus Maritime Corp.
Class 8(67)	General Unsecured Claims against Whitehall Marine Transport Corp.
Class 8(68)	General Unsecured Claims against Claremont Shipping Corp.
Class 8(69)	General Unsecured Claims against Yorkshire Shipping Corp.
Class 8(70)	General Unsecured Claims against Amoros Maritime Corp.
Class 8(71)	General Unsecured Claims against Lancaster Maritime Corp.
Class 8(72)	General Unsecured Claims against Chatham Maritime Corp.
Class 8(73)	General Unsecured Claims against Sherwood Shipping Corp.
Class 9(1)	Intercompany Claims against TBS International plc
Class 9(2)	Intercompany Claims against TBS International Limited
Class 9(3)	Intercompany Claims against TBS Holdings Limited
Class 9(4)	Intercompany Claims against TBS Shipping Services Inc.
Class 9(5)	Intercompany Claims against Albemarle Maritime Corp
Class 9(6)	Intercompany Claims against Arden Maritime Corp.
Class 9(7)	Intercompany Claims against Avon Maritime Corp.
Class 9(8)	Intercompany Claims against Azalea Shipping & Chartering Inc.
Class 9(9)	Intercompany Claims against Beekman Shipping Corp.
Class 9(10)	Intercompany Claims against Birnam Maritime Corp.
Class 9(11)	Intercompany Claims against Bristol Maritime Corp.
Class 9(12)	Intercompany Claims against Chester Shipping Corp.
Class 9(13)	Intercompany Claims against Compass Chartering Corp.
Class 9(14)	Intercompany Claims against Cumberland Navigation Corp.
Class 9(15)	Intercompany Claims against Darby Navigation Corp.
Class 9(16)	Intercompany Claims against Dover Maritime Corp.
Class 9(17)	Intercompany Claims against Elrod Shipping Corp.
Class 9(18)	Intercompany Claims against Exeter Shipping Corp.
Class 9(19)	Intercompany Claims against Fairfax Shipping Corp.
Class 9(20)	Intercompany Claims against Frankfort Maritime Corp.
Class 9(21)	Intercompany Claims against Glenwood Maritime Corp.
Class 9(22)	Intercompany Claims against Hansen Shipping Corp.
Class 9(23)	Intercompany Claims against Hartley Navigation Corp.
Class 9(24)	Intercompany Claims against Henley Maritime Corp.
Class 9(25)	Intercompany Claims against Hudson Maritime Corp.
Class 9(26)	Intercompany Claims against Jessup Maritime Corp.
Class 9(27)	Intercompany Claims against Leaf Shipping Corp.
Class 9(28)	Intercompany Claims against Montrose Maritime Corp.
Class 9(29)	Intercompany Claims against Oldcastle Shipping Corp.
Class 9(30)	Intercompany Claims against Quentin Navigation Corp.
Class 9(31)	Intercompany Claims against Rector Shipping Corp.
Class 9(32)	Intercompany Claims against Remsen Navigation Corp.
Class 9(33)	Intercompany Claims against Roymar Ship Management, Inc.
Class 9(34)	Intercompany Claims against Sheffield Maritime Corp.
Class 9(35)	Intercompany Claims against Sherman Maritime Corp.
Class 9(36)	Intercompany Claims against Sterling Shipping Corp.
Class 9(37)	Intercompany Claims against Stratford Shipping Corp.
Class 9(38)	Intercompany Claims against Vedado Maritime Corp.
Class 9(39)	Intercompany Claims against Vernon Maritime Corp.
Class 9(40)	Intercompany Claims against Windsor Maritime Corp.
Class 9(41)	Intercompany Claims against Westbrook Holdings Ltd.
Class 9(42)	Intercompany Claims against Transworld Cargo Carriers, S.A.
Class 9(43)	Intercompany Claims against Mercury Marine Ltd.
Class 9(44)	Intercompany Claims against TBS Worldwide Services Inc.
Class 9(45)	Intercompany Claims against Pacific Rim Shipping Corp.
Class 9(46)	Intercompany Claims against TBS African Ventures Limited
Class 9(47)	Intercompany Claims against TBS do Sul Ltd.
Class 9(48)	Intercompany Claims against TBS Eurolines, Ltd.
Class 9(49)	Intercompany Claims against TBS Latin America Liner, Ltd.
Class 9(50)	Intercompany Claims against TBS Middle East Carriers, Ltd.
Class 9(51)	Intercompany Claims against TBS North America Liner, Ltd.
Class 9(52)	Intercompany Claims against TBS Ocean Carriers, Ltd.
Class 9(53)	Intercompany Claims against TBS Pacific Liner, Ltd.
Class 9(54)	Intercompany Claims against TBS Warehouse & Distribution Group Ltd.
Class 9(55)	Intercompany Claims against TBS Warehouse & Equipment Holdings Ltd.
Class 9(56)	Intercompany Claims against TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc.
Class 9(57)	Intercompany Claims against TBSI New Ship Development Corp.
Class 9(58)	Intercompany Claims against TBS Mining Limited
Class 9(59)	Intercompany Claims against TBS U.S. Enterprises LLC
Class 9(60)	Intercompany Claims against TBS Energy Logistics L.P.
Class 9(61)	Intercompany Claims against Bedford Maritime Corp.
Class 9(62)	Intercompany Claims against Brighton Maritime Corp.
Class 9(63)	Intercompany Claims against Hari Maritime Corp.
Class 9(64)	Intercompany Claims against Prospect Navigation Corp.
Class 9(65)	Intercompany Claims against Hancock Navigation Corp.
Class 9(66)	Intercompany Claims against Columbus Maritime Corp.
Class 9(67)	Intercompany Claims against Whitehall Marine Transport Corp.
Class 9(68)	Intercompany Claims against Claremont Shipping Corp.
Class 9(69)	Intercompany Claims against Yorkshire Shipping Corp.
Class 9(70)	Intercompany Claims against Amoros Maritime Corp.
Class 9(71)	Intercompany Claims against Lancaster Maritime Corp.
Class 9(72)	Intercompany Claims against Chatham Maritime Corp.
Class 9(73)	Intercompany Claims against Sherwood Shipping Corp.
Class 10(1)	Subordinated Claims against TBS International plc
Class 10(2)	Subordinated Claims against TBS International Limited
Class 10(3)	Subordinated Claims against TBS Holdings Limited
Class 10(4)	Subordinated Claims against TBS Shipping Services Inc.
Class 10(5)	Subordinated Claims against Albemarle Maritime Corp
Class 10(6)	Subordinated Claims against Arden Maritime Corp.
Class 10(7)	Subordinated Claims against Avon Maritime Corp.
Class 10(8)	Subordinated Claims against Azalea Shipping & Chartering Inc.
Class 10(9)	Subordinated Claims against Beekman Shipping Corp.
Class 10(10)	Subordinated Claims against Birnam Maritime Corp.
Class 10(11)	Subordinated Claims against Bristol Maritime Corp.
Class 10(12)	Subordinated Claims against Chester Shipping Corp.
Class 10(13)	Subordinated Claims against Compass Chartering Corp.
Class 10(14)	Subordinated Claims against Cumberland Navigation Corp.
Class 10(15)	Subordinated Claims against Darby Navigation Corp.
Class 10(16)	Subordinated Claims against Dover Maritime Corp.
Class 10(17)	Subordinated Claims against Elrod Shipping Corp.
Class 10(18)	Subordinated Claims against Exeter Shipping Corp.
Class 10(19)	Subordinated Claims against Fairfax Shipping Corp.
Class 10(20)	Subordinated Claims against Frankfort Maritime Corp.
Class 10(21)	Subordinated Claims against Glenwood Maritime Corp.
Class 10(22)	Subordinated Claims against Hansen Shipping Corp.
Class 10(23)	Subordinated Claims against Hartley Navigation Corp.
Class 10(24)	Subordinated Claims against Henley Maritime Corp.
Class 10(25)	Subordinated Claims against Hudson Maritime Corp.
Class 10(26)	Subordinated Claims against Jessup Maritime Corp.
Class 10(27)	Subordinated Claims against Leaf Shipping Corp.
Class 10(28)	Subordinated Claims against Montrose Maritime Corp.
Class 10(29)	Subordinated Claims against Oldcastle Shipping Corp.
Class 10(30)	Subordinated Claims against Quentin Navigation Corp.
Class 10(31)	Subordinated Claims against Rector Shipping Corp.
Class 10(32)	Subordinated Claims against Remsen Navigation Corp.
Class 10(33)	Subordinated Claims against Roymar Ship Management, Inc.
Class 10(34)	Subordinated Claims against Sheffield Maritime Corp.
Class 10(35)	Subordinated Claims against Sherman Maritime Corp.
Class 10(36)	Subordinated Claims against Sterling Shipping Corp.
Class 10(37)	Subordinated Claims against Stratford Shipping Corp.
Class 10(38)	Subordinated Claims against Vedado Maritime Corp.
Class 10(39)	Subordinated Claims against Vernon Maritime Corp.
Class 10(40)	Subordinated Claims against Windsor Maritime Corp.
Class 10(41)	Subordinated Claims against Westbrook Holdings Ltd.
Class 10(42)	Subordinated Claims against Transworld Cargo Carriers, S.A.
Class 10(43)	Subordinated Claims against Mercury Marine Ltd.
Class 10(44)	Subordinated Claims against TBS Worldwide Services Inc.
Class 10(45)	Subordinated Claims against Pacific Rim Shipping Corp.
Class 10(46)	Subordinated Claims against TBS African Ventures Limited
Class 10(47)	Subordinated Claims against TBS do Sul Ltd.
Class 10(48)	Subordinated Claims against TBS Eurolines, Ltd.
Class 10(49)	Subordinated Claims against TBS Latin America Liner, Ltd.
Class 10(50)	Subordinated Claims against TBS Middle East Carriers, Ltd.
Class 10(51)	Subordinated Claims against TBS North America Liner, Ltd.
Class 10(52)	Subordinated Claims against TBS Ocean Carriers, Ltd.
Class 10(53)	Subordinated Claims against TBS Pacific Liner, Ltd.
Class 10(54)	Subordinated Claims against TBS Warehouse & Distribution Group Ltd.
Class 10(55)	Subordinated Claims against TBS Warehouse & Equipment Holdings Ltd.
Class 10(56)	Subordinated Claims against TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc.
Class 10(57)	Subordinated Claims against TBSI New Ship Development Corp.
Class 10(58)	Subordinated Claims against TBS Mining Limited
Class 10(59)	Subordinated Claims against TBS U.S. Enterprises LLC
Class 10(60)	Subordinated Claims against TBS Energy Logistics L.P.
Class 10(61)	Subordinated Claims against Bedford Maritime Corp.
Class 10(62)	Subordinated Claims against Brighton Maritime Corp.
Class 10(63)	Subordinated Claims against Hari Maritime Corp.
Class 10(64)	Subordinated Claims against Prospect Navigation Corp.
Class 10(65)	Subordinated Claims against Hancock Navigation Corp.
Class 10(66)	Subordinated Claims against Columbus Maritime Corp.
Class 10(67)	Subordinated Claims against Whitehall Marine Transport Corp.
Class 10(68)	Subordinated Claims against Claremont Shipping Corp.
Class 10(69)	Subordinated Claims against Yorkshire Shipping Corp.
Class 10(70)	Subordinated Claims against Amoros Maritime Corp.
Class 10(71)	Subordinated Claims against Lancaster Maritime Corp.
Class 10(72)	Subordinated Claims against Chatham Maritime Corp.
Class 10(73)	Subordinated Claims against Sherwood Shipping Corp.
Class 11(1)	Equity Securities of TBS International plc
Class 11(2)	Equity Securities of TBS International Limited
Class 11(3)	Equity Securities of TBS Holdings Limited
Class 11(4)	Equity Securities of TBS Shipping Services Inc.
Class 11(5)	Equity Securities of Albemarle Maritime Corp
Class 11(6)	Equity Securities of Arden Maritime Corp.
Class 11(7)	Equity Securities of Avon Maritime Corp.
Class 11(8)	Equity Securities of Azalea Shipping & Chartering Inc.
Class 11(9)	Equity Securities of Beekman Shipping Corp.
Class 11(10)	Equity Securities of Birnam Maritime Corp.
Class 11(11)	Equity Securities of Bristol Maritime Corp.
Class 11(12)	Equity Securities of Chester Shipping Corp.
Class 11(13)	Equity Securities of Compass Chartering Corp.
Class 11(14)	Equity Securities of Cumberland Navigation Corp.
Class 11(15)	Equity Securities of Darby Navigation Corp.
Class 11(16)	Equity Securities of Dover Maritime Corp.
Class 11(17)	Equity Securities of Elrod Shipping Corp.
Class 11(18)	Equity Securities of Exeter Shipping Corp.
Class 11(19)	Equity Securities of Fairfax Shipping Corp.
Class 11(20)	Equity Securities of Frankfort Maritime Corp.
Class 11(21)	Equity Securities of Glenwood Maritime Corp.
Class 11(22)	Equity Securities of Hansen Shipping Corp.
Class 11(23)	Equity Securities of Hartley Navigation Corp.
Class 11(24)	Equity Securities of Henley Maritime Corp.
Class 11(25)	Equity Securities of Hudson Maritime Corp.
Class 11(26)	Equity Securities of Jessup Maritime Corp.
Class 11(27)	Equity Securities of Leaf Shipping Corp.
Class 11(28)	Equity Securities of Montrose Maritime Corp.
Class 11(29)	Equity Securities of Oldcastle Shipping Corp.
Class 11(30)	Equity Securities of Quentin Navigation Corp.
Class 11(31)	Equity Securities of Rector Shipping Corp.
Class 11(32)	Equity Securities of Remsen Navigation Corp.
Class 11(33)	Equity Securities of Roymar Ship Management, Inc.
Class 11(34)	Equity Securities of Sheffield Maritime Corp.
Class 11(35)	Equity Securities of Sherman Maritime Corp.
Class 11(36)	Equity Securities of Sterling Shipping Corp.
Class 11(37)	Equity Securities of Stratford Shipping Corp.
Class 11(38)	Equity Securities of Vedado Maritime Corp.
Class 11(39)	Equity Securities of Vernon Maritime Corp.
Class 11(40)	Equity Securities of Windsor Maritime Corp.
Class 11(41)	Equity Securities of Westbrook Holdings Ltd.
Class 11(42)	Equity Securities of Transworld Cargo Carriers, S.A.
Class 11(43)	Equity Securities of Mercury Marine Ltd.
Class 11(44)	Equity Securities of TBS Worldwide Services Inc.
Class 11(45)	Equity Securities of Pacific Rim Shipping Corp.
Class 11(46)	Equity Securities of TBS African Ventures Limited
Class 11(47)	Equity Securities of TBS do Sul Ltd.
Class 11(48)	Equity Securities of TBS Eurolines, Ltd.
Class 11(49)	Equity Securities of TBS Latin America Liner, Ltd.
Class 11(50)	Equity Securities of TBS Middle East Carriers, Ltd.
Class 11(51)	Equity Securities of TBS North America Liner, Ltd.
Class 11(52)	Equity Securities of TBS Ocean Carriers, Ltd.
Class 11(53)	Equity Securities of TBS Pacific Liner, Ltd.
Class 11(54)	Equity Securities of TBS Warehouse & Distribution Group Ltd.
Class 11(55)	Equity Securities of TBS Warehouse & Equipment Holdings Ltd.
Class 11(56)	Equity Securities of TBS Logistics Incorporated n/k/a TBS Shipping Houston, Inc.
Class 11(57)	Equity Securities of TBSI New Ship Development Corp.
Class 11(58)	Equity Securities of TBS Mining Limited
Class 11(59)	Equity Securities of TBS U.S. Enterprises LLC
Class 11(60)	Equity Securities of TBS Energy Logistics L.P.
Class 11(61)	Equity Securities of Bedford Maritime Corp.
Class 11(62)	Equity Securities of Brighton Maritime Corp.
Class 11(63)	Equity Securities of Hari Maritime Corp.
Class 11(64)	Equity Securities of Prospect Navigation Corp.
Class 11(65)	Equity Securities of Hancock Navigation Corp.
Class 11(66)	Equity Securities of Columbus Maritime Corp.
Class 11(67)	Equity Securities of Whitehall Marine Transport Corp.
Class 11(68)	Equity Securities of Claremont Shipping Corp.
Class 11(69)	Equity Securities of Yorkshire Shipping Corp.
Class 11(70)	Equity Securities of Amoros Maritime Corp.
Class 11(71)	Equity Securities of Lancaster Maritime Corp.
Class 11(72)	Equity Securities of Chatham Maritime Corp.
Class 11(73)	Equity Securities of Sherwood Shipping Corp.